EXHIBIT B-7


                            GENERATION - TRANSMISSION

                            INTERCONNECTION AGREEMENT

                                 BY AND BETWEEN

                        AMERICAN TRANSMISSION COMPANY LLC

                            AS TRANSMISSION PROVIDER

                                       AND

                                  [INSERT NAME]

                              AS GENERATING COMPANY


                        DATED AS OF [MONTH] [DATE], 2000

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1.     DEFINITIONS
               -----------

ARTICLE 2.     INTERCONNECTION SERVICE AND SERVICE STANDARDS
               ---------------------------------------------

ARTICLE 3.     OPERATION AND MAINTENANCE
               -------------------------

ARTICLE 4.     METERING AND DATA COLLECTING DEVICES
               ------------------------------------

ARTICLE 5.     RELAYING
               --------

ARTICLE 6.     NEW CONSTRUCTION, MODIFICATIONS, AND RETIREMENTS AND SYSTEM
               -----------------------------------------------------------
               UPGRADES
               --------

ARTICLE 7.     ACCESS TO FACILITIES
               --------------------

ARTICLE 8.     EMERGENCIES
               -----------

ARTICLE 9.     NOTIFICATIONS AND REPORTING
               ---------------------------

ARTICLE 10.    SAFETY
               ------

ARTICLE 11.    ENVIRONMENTAL COMPLIANCE AND PROCEDURES
               ---------------------------------------

ARTICLE 12.    BILLINGS AND PAYMENT
               --------------------

ARTICLE 13.    APPLICABLE REGULATIONS AND INTERPRETATION
               -----------------------------------------

ARTICLE 14.    REPRESENTATIONS
               ---------------

ARTICLE 15.    FORCE MAJEURE
               -------------

ARTICLE 16.    LIMITATION LIABILITY
               --------------------

ARTICLE 17.    INDEMNIFICATION
               ---------------

ARTICLE 18.    INSURANCE
               ---------

ARTICLE 19.    SEVERAL OBLIGATIONS
               -------------------

ARTICLE 20.    CONFIDENTIALITY
               ---------------

ARTICLE 21.    BREACH, DEFAULT AND REMEDIES
               ----------------------------


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ARTICLE 22.    TERM
               ----

ARTICLE 23.    AMENDMENT
               ---------

ARTICLE 24.    ASSIGNMENT/CHANGE IN CORPORATE IDENTITY
               ---------------------------------------

ARTICLE 25.    SUBCONTRACTORS
               --------------

ARTICLE 26.    DISPUTE RESOLUTION
               ------------------

ARTICLE 27.    MISCELLANEOUS PROVISIONS
               ------------------------

EXHIBIT 1.     IDENTIFICATION OF THE INTERCONNECTION FACILITIES.

EXHIBIT 2.     CONTACT INFORMATION FOR GENERATING COMPANY'S SITE
               REPRESENTATIVES AND TRANSMISSION PROVIDER'S SITE
               REPRESENTATIVES.

EXHIBIT 3.     [RESERVED]

EXHIBIT 4.     UNIT SPECIFIC CHARACTERISTICS (INCLUDING SPECIAL OPERATING
               PROCEDURES).

EXHIBIT 5.     [RESERVED]

EXHIBIT 6.     EASEMENTS

EXHIBIT 7.     REQUIRED SYSTEM UPGRADES

EXHIBIT 8.     OPTIONAL SYSTEM UPGRADES

EXHIBIT 9.     METERING POINTS

EXHIBIT 10.    DISPUTE RESOLUTION PROCEDURES


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


                            INTERCONNECTION AGREEMENT
                            -------------------------

     This Interconnection Agreement ("Agreement") is entered into as of the [date] day of [month], 2000, by and between the American Transmission Company LLC, a Wisconsin limited liability company ("Transmission Provider"), having a place of business at [address], and [insert name] ("Generating Company"), a [insert state] company, doing business in [Wisconsin and Michigan] and having a place of business at [insert address]. Transmission Provider and Generating Company are individually referred to herein as a "Party" and collectively as "Parties."

     WHEREAS, Generating Company will own and/or operate existing and/or new generating facilities from present and/or new locations; and

     [FOR EXISTING UNITS] WHEREAS the existing Units currently are connected to the Transmission System and Generating Company will continue to connect the existing Units to the Transmission System on the terms set forth herein; and

     [FOR NEW UNITS] WHEREAS Generating Company has applied to Transmission Provider for Interconnection Service pursuant to the terms and conditions of Transmission Provider's OATT; and

     [FOR NEW UNITS] WHEREAS Transmission Provider has completed the facilities and system impact studies required by Transmission Provider's OATT; and

     [FOR NEW UNITS] WHEREAS Generating Company and Transmission Provider have executed, or filed with the Commission unexecuted versions of, all agreements necessary to comply with the Transmission Provider's OATT; and

     [FOR NEW UNITS] WHEREAS Generating Company has agreed to pay for Interconnection Costs directly assignable to Generating Company as required to establish Interconnection Service as set forth herein; and

     WHEREAS, Transmission Provider requires access to parts of Generating Company's assets, and Generating Company requires access to parts of Transmission Provider's assets; and

     WHEREAS, Transmission Provider is willing to continue to own and/or operate the Transmission System in accordance with Good Utility Practice; and

     WHEREAS, the Parties have agreed to execute this mutually acceptable Interconnection Agreement in order to provide Interconnection Service to Generating Company and to define the continuing rights, responsibilities, and obligations of the Parties with respect to the use of certain of their own and the other Party's property, assets, and facilities.

     NOW, THEREFORE, in consideration of their respective commitments set forth herein, and intending to be legally bound hereby, the Parties covenant and agree as follows:

ARTICLE 1. DEFINITIONS

     Wherever used in this Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this Article 1.

1.1     Agreement means this Interconnection Agreement between Generating
        ---------
        Company and Transmission Provider, including all attachments hereto, as the same may be amended, supplemented, or modified in accordance with its terms.

1.2     Black Start Plan shall mean a plan, utilizing Black Start Unit(s),
        ----------------
        designed and implemented by the Transmission Provider in conjunction with its interconnected generation and distribution customers, Distributed Control Area Operators, other electric systems, its Security Coordinator and MAIN, to energize portions of the Transmission System which are de-energized as a result of a widespread system disturbance.

1.3     Black Start Service means the provision of service needed to energize a
        -------------------
        defined portion of the Transmission System, including the start up of the Facilities and/or other generators, in accordance with the Transmission Provider's Black Start Plan when local power from the grid is unavailable or insufficient.

1.4     Black Start Unit shall mean a Unit capable of starting without an
        ----------------
        outside electrical supply, which Unit(s) shall be specified in Exhibit
        1.

1.5     Confidential Information shall have the meaning set forth in Section
        ------------------------
        20.1 hereof.

1.6     Contingency Operations shall mean operation of the Transmission System
        ----------------------
        which is (a) not intact, or (b) outside normal Transmission Provider interconnection service standards for voltage and/or frequency as a result of conditions outside of Transmission Provider's control, or (c) operating with a non-approved transmission and generation outage schedule affecting the Interconnection Point. Transmission System is not intact when a Transmission System element (such as a line, transformer, bus section or reactive resource) affecting the Interconnection Point is Out of Service due to a Forced Outage.

1.7     Control Area shall mean an electric system, bounded by interconnection
        ------------
        metering and telemetry, capable of controlling generation to maintain its interchange schedule with other control areas and contributing to frequency regulation and which has received certification by NERC or a regional reliability council of NERC.


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


1.8     Distributed Control Area shall mean a Control Area whose load and
        ------------------------
        generation points are integrated by the Transmission System.

1.9     Distributed Control Area Operator shall mean the entity that has the
        ---------------------------------
        ability and the obligation to operate the Distributed Control Area to ensure that the aggregate electrical demand and energy requirements of the load is met at all times, taking into account scheduled and reasonably expected unscheduled outages of system elements.

1.10    Dispute shall have the meaning set forth under Section 26.1 hereof.
        -------

1.11    Due Diligence shall mean the exercise of good faith efforts to perform a
        -------------
        required act on a timely basis and in accordance with Good Utility Practice using the necessary technical and personnel resources.

1.12    Easements shall have the meaning set forth under Section 7.2 hereof.
        ---------

1.13    Effective Date shall mean the later of the operation date of
        --------------
        Transmission Provider or January 1, 2001, subject to the receipt of required regulatory authorization for this Agreement, including without limitation, acceptance by FERC under Section 205 of the Federal Power Act.

1.14    Eligible Customer shall have the same meaning as that term is defined
        -----------------
        under the Transmission Provider's Open Access Transmission Tariff on file with the FERC.

1.15    Emergency means a condition or situation that in the reasonable good
        ---------
        faith determination of the affected Party based on Good Utility Practice contributes to an existing or imminent physical threat of danger to life or a significant threat to health, property or the environment.

1.16    Facility or Facilities means the Units and equipment related to
        --------    ----------
        operating the Units and the Interconnection Equipment owned or operated by, or for the benefit of, the Generating Company, as set forth in
        Exhibit 1.

1.17    Facility Station Service shall mean all electric service requirements
        ------------------------
        used in connection with the operation and maintenance of the Facilities, including, but not limited to, auxiliary, stand-by, supplemental, back-up, maintenance and interruptible power.

1.18    FERC shall mean the Federal Energy Regulatory Commission or its
        ----
        successor federal agency.

1.19    Forced Outage shall mean in the case of the Facilities, taking the
        -------------
        Facilities, in whole or in part, Out of Service by reason of an Emergency or other cause, that is unanticipated and beyond the reasonable control of Generating Company. In the case of the Transmission System, Forced Outage means taking the Transmission System,


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


        in whole or in part, Out of Service by reason of a Network Security Condition or Emergency, that is unanticipated and beyond the reasonable control of Transmission Provider. For both Facilities and the Transmission System, a Forced Outage is not scheduled in accordance with
        Section 3.10.

1.20    Force Majeure shall have the meaning set forth under Article 15 hereof.
        -------------

1.21    Generating Company shall mean [insert name of Generating Company] and
        ------------------
        its successor and assigns.

1.22    Generating Company's Site Representative(s) shall be that Person or
        -------------------------------------------
        Persons identified as the point of contact for day-to-day operations of each Unit, as identified in Exhibit 2.

1.23    Good Utility Practice shall mean the practices, methods and acts engaged
        ---------------------
        in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

1.24    Governmental Authority shall mean any foreign, federal, state, local or
        ----------------------
        other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority; provided such entity possesses valid jurisdictional authority to regulate the Parties and the terms and conditions of this Agreement.

1.25    Interconnection Cost shall mean the costs necessary to connect new or
        --------------------
        modified Facilities to the Transmission System, including such reasonable costs imposed on, or incurred by, third parties already interconnected with the Transmission System, to the extent that such party can establish the reasonableness of such costs in accordance with FERC policy. Such costs shall be adjusted to reflect the tax effects to the Transmission Provider, if any, of Generating Company's payment of Interconnection Costs.

1.26    Interconnection Equipment shall mean all the equipment that is necessary
        -------------------------
        for the interconnection of the Facilities to Transmission System, which is identified in Exhibit 1 hereto.


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


1.27    Interconnection Point shall mean the point at which the Facilities are
        ---------------------
        connected to the Transmission System, as set forth in Exhibit 1 hereto. More than one Interconnection Point may be referred to in this Agreement collectively as the "Interconnection Points."

1.28    Interconnection Service shall mean the services provided by the
        -----------------------
        Transmission Provider to interconnect the Facilities with the Transmission System in order to permit synchronized operation of the Units on the Transmission System pursuant to this Agreement. This service includes all those rights Generating Company may have to network capacity or to inject power or otherwise as defined by FERC in the context of the interconnection service transmission providers must make available under an OATT. Interconnection Service does not include the right to transmission service on the Transmission System, which service shall be obtained in accordance with the provisions of the Transmission Provider's OATT.

1.29    Interest Rate shall mean the interest rate calculated in accordance with
        -------------
        the methodology specified for interest on refunds in the FERC regulations at 18 C.F.R. ss. 35.19a(a)(2)(iii).

1.30    Knowledge shall mean actual knowledge of the corporate officers or plant
        ---------
        managers of the specified Person charged with responsibility for the particular function as of the Effective Date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

1.31    MAIN shall mean the Mid-America Interconnected Network, Inc., its
        ----
        successor, or the applicable regional reliability council.

1.32    Maintenance Outage shall mean in the case of the Facilities, taking the
        ------------------
        Facilities, in whole or in part, Out of Service to perform work on specific components that can be deferred beyond the end of the next weekend, but that requires the Facilities, in whole or in part, be removed from service before the next Planned Outage. In the case of the Transmission System, Maintenance Outage means taking the Transmission System, in whole or in part, Out of Service, to perform work on specific components that can be deferred beyond the end of the next weekend, but that requires the Transmission System, in whole or in part, be removed from service before the next Planned Outage. For both the Facilities and the Transmission System, a Maintenance Outage typically has a flexible start date, and may or may not have a predetermined duration. A Maintenance Outage shall be coordinated by the Parties pursuant to
        Section 3.10.3.

1.33    MISO shall mean the Midwest Independent Transmission System Operator,
        ----
        Inc., or any successor organization.


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


1.34    Must Run Generating Unit(s) shall mean a Unit, or group of Units in
        ---------------------------
        close proximity, interconnected with the Transmission System prior to the Effective Date and whose real and/or reactive power must be on line at a specified minimum output.

1.35    NERC shall mean the North American Electric Reliability Council or its
        ----
        successor.

1.36    Network Security shall mean the ability of the Transmission System to
        ----------------
        withstand sudden disturbances such as unforeseen conditions, electric short circuits or unanticipated loss of system elements consistent with reliability principles used to design, plan, operate, and assess the actual or projected reliability of an electric system that are established by any Governmental Authority, NERC or MAIN and which are implemented by Transmission Provider or required of Transmission Provider in compliance with Security Coordinator directives.

1.37    Network Security Condition shall mean a condition or situation in which,
        --------------------------
        in the reasonable good faith determination of Transmission Provider, Network Security is not satisfied or is threatened.

1.38    Nominal Voltage shall mean a specified accepted standard voltage level
        ---------------
        offered by Transmission Provider. Transmission Provider nominal voltage levels include 69, 115, 138, 161, 230, and 345 kV.

1.39    Normal System Conditions shall mean any operating conditions of the
        ------------------------
        Transmission System other than a Network Security Condition or an Emergency.

1.40    Open Access Transmission Tariff or OATT shall mean the open access
        -------------------------------    ----
        transmission tariff of the Transmission Provider on file with the FERC.

1.41    Optional System Upgrades shall mean system upgrades to the Transmission
        ------------------------
        System that have been identified as a result of a load flow analysis as necessary to increase the Transmission System's capability to allow Generating Company's power to flow on the system between identified points. Optional System Upgrades do not assure the availability of Transmission Service.

1.42    Out of Service shall mean, with respect to the Facilities, removing from
        --------------
        service any non-operational or degraded Facility or component of a Facility that has a materially adverse effect on the Transmission System. With respect to the Transmission System, Out of Service means removing from service any non-operational or degraded component of the Transmission System that has a materially adverse effect on the Facilities.

1.43    Party or Parties shall have the meaning set forth in the introductory
        -----    -------
        paragraph of this Agreement.


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


1.44    Person shall mean any individual, partnership, limited liability
        ------
        company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

1.45    Planned Outage shall mean, in the case of the Facilities, taking the
        --------------
        Facilities, in whole or in part, Out of Service to perform work or maintenance that is scheduled in advance and has a predetermined start date and duration pursuant to the procedures set forth in Section 3.10. In the case of the Transmission System, Planned Outage means taking the Transmission System, in whole or in part, Out of Service to perform work or maintenance that is scheduled in advance and has a predetermined start date and duration pursuant to the procedures set forth in Section
        3.10. Planned Outage shall not include the construction or modification of Transmission Provider or third party facilities, which are addressed in Article 6 of this Agreement.

1.46    Qualified Personnel shall mean individuals trained for their positions
        -------------------
        pursuant to Good Utility Practice.

1.47    Release shall mean, spill, leak, discharge, dispose of, pump, pour,
        -------
        emit, empty, inject, leach, dump, or allow to escape into or through the environment.

1.48    Required System Upgrades shall mean upgrades to the Transmission System
        ------------------------
        that are necessary to accomplish the interconnection between the Facilities and the Transmission System so as to provide Interconnection Service, such as those resulting from the short circuit/breaker rating analysis and the transient stability analysis. The cost of Required System Upgrades shall be borne by the Generating Company as Interconnection Costs, in accordance with FERC policy.

1.49    Revenue Quality Metering System shall mean a system which includes
        -------------------------------
        current and voltage instrument transformers, secondary wiring, test switches, meter transducer(s), meter and loss compensation as set forth in Article 4.

1.50    RTUs shall have the meaning set forth in Section 4.12(c) hereof.
        ----

1.51    Security Coordinator shall mean a NERC-approved entity that provides the
        --------------------
        security assessment and emergency operations coordination for one or more Control Areas or transmission providers and which has operational authority under NERC standards over the Transmission Provider.

1.52    Term of this Agreement shall have the meaning set forth in Section 22.1
        ----
        hereof.

1.53    Transmission Provider shall mean the American Transmission Company LLC
        ---------------------
        and its successors and assigns.


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


1.54    Transmission Provider's Site Representative(s) shall be that Person or
        ----------------------------------------------
        Persons identified as the point of contact of day-to-day operations of the Transmission System, as identified in Exhibit 2.

1.55    Transmission System shall mean all facilities of Transmission Provider
        -------------------
        that are classified as part of the transmission function in the Transmission Provider's OATT or its successor and the Interconnection Equipment owned by the Transmission Provider.

1.56    Transmission System Operations Center(s) shall mean the electric
        ----------------------------------------
        Transmission System control center(s) that is/are responsible for monitoring and controlling the Transmission System in real time.

1.57    Unit shall mean any of the individual generating units or equipment
        ----
        specified in Exhibit 1. Collectively the units will be referred to herein as the "Units."

ARTICLE 2. INTERCONNECTION SERVICE AND SERVICE STANDARDS

2.1 Subject to the terms and conditions of this Agreement, Transmission Provider shall provide Generating Company Interconnection Service for each Unit identified in Exhibit 1, from the Effective Date for the Term of this Agreement.

2.2 The Transmission Provider's interconnection standards shall apply at the Interconnection Points and shall be in accordance with applicable NERC, state, OATT, MAIN and MISO standards and policies for Interconnection Service, and:

        2.2.1 The voltage at the Interconnection Points shall be in the form of three phase sinusoidal sixty (60) hertz at the Nominal Voltage for the Interconnection Point.

        2.2.2 Under Normal System Conditions, Transmission Provider shall maintain Transmission System voltage at the Interconnection Point to within a range of not less than ninety-five percent (95%) and not more than one-hundred and five (105%) percent of Nominal Voltage or such other voltage level as may be agreed by the Parties.

        2.2.3 Under Contingency Operations involving a single contingency impacting the Interconnection Point, Transmission Provider shall maintain Transmission System voltage at the Interconnection Point within a range of not less than ninety percent (90%) and not more than one-hundred and five (105%) percent of the Nominal Voltage or such other voltage level as may be agreed by the Parties. The voltage standards of this Section do not apply to Contingency Operations other than for a single contingency affecting the Interconnection Point.


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


        2.2.4 Both Parties shall maintain power quality in accordance with IEEE Harmonic Standard 519, or its successor standard(s).

        2.2.5   System Quality. Generating Company's Facilities and equipment
                --------------
                shall not cause excessive voltage excursions nor cause the voltage to drop below or rise above the range maintained by Transmission Provider without Generating Company's generation. Generating Company's Facilities and equipment shall not cause excessive voltage flicker nor introduce excessive distortion to the sinusoidal voltage or current waves, which adversely affects equipment of customers, other electric systems or Transmission Provider.

        2.2.6   Notwithstanding Sections 2.2.1, 2.2.2, 2.2.3, 2.2.4 and 2.2.5
                under Emergencies or Network Security Conditions, the Transmission Provider shall operate the Transmission System in accordance with Good Utility Practice.

        2.2.7 The Generating Company shall comply with Transmission Provider's reasonable requirements for generator controls that impact the Transmission System, such as automatic voltage regulator settings to maintain the Transmission Provider specified transmission interconnection voltage level and governor control settings. Such requirements shall be subject to the limits and conditions set forth in Exhibit 4.

2.3 The Interconnection Points for the Units are shown on Exhibit 1. Exhibit 1 also sets forth certain Unit specific details regarding the Interconnection Points. Exhibit 1 shall be updated by the Parties, as necessary, to reflect changes to existing Units and Interconnection Equipment.

2.4 Exhibit 2 shall denote Generating Company's Site Representatives and Transmission Provider's Site Representatives, as may be modified from time to time by written notice of the Parties.

2.5 The Generating Company agrees not to automatically disconnect for frequency excursions that remain within the applicable state and federal regulatory guidelines and guidelines established by the relevant regional reliability council, unless different ranges are listed in
        Exhibit 4.

2.6 In the event of noncompliance with Sections 2.2.1 through 2.2.5 at any time during the Term of this Agreement, the Transmission Provider shall promptly verbally notify the Generating Company. If the failure to comply is due to the Generating Company, the Generating Company shall correct such condition as soon as possible. If the failure to comply is due to the Transmission Provider, the Transmission Provider shall correct such condition as soon as possible.


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


2.7 Transmission Provider shall offer transmission service pursuant to the OATT or other FERC-approved transmission tariff.

2.8 At Generating Company's request, Transmission Provider shall provide transmission service as necessary to supply Facility Station Service except that those nodal transmission arrangements in Exhibit 1 shall not constitute transmission service.

2.9     Not a Reservation for Transmission Service.
        ------------------------------------------

        2.9.1 Nothing in this Agreement shall create any obligation on the part of Transmission Provider to accept power deliveries from Generating Company unless Generating Company or another Eligible Customer has arranged for transmission service under Transmission Provider's OATT. The Parties acknowledge and agree that the Generating Company's right to use the Transmission System is governed exclusively by Transmission Provider's OATT. Generating Company, or an Eligible Customer under the OATT, shall be responsible for making arrangements under the OATT for transmission and any ancillary services associated with the delivery of capacity and/or energy produced by the Units, which services shall not be provided under this Agreement.

        2.9.2 Generating Company and Transmission Provider make no guarantees to the other under this Agreement with respect to transmission service that is available under the Transmission Provider's OATT or any other tariff under which transmission service may be available in the region. Nothing in this Agreement shall constitute an express or implied representation or warranty with respect to the current or future availability of transmission service.

2.10 Nothing in this Agreement addresses, or is intended to address, the interconnection service, and standards governing such service, provided by Transmission Provider to the load serving operations of the Generating Company or to any load serving entity affiliated with Generating Company.

2.11 Generating Company agrees as a condition of interconnection that if Transmission Provider in good faith designates a Facility as a Must Run Generating Unit, Generating Company will enter into a Must Run Generating Unit agreement with Transmission Provider.

2.12    Third Party Actions. Generating Company acknowledges that from time to
        -------------------
        time, as part of Interconnection Service during the Term of this Agreement, other persons may develop, construct and operate, or acquire and operate generating facilities on Transmission Provider's Transmission System, and construction or acquisition and operation of any such facilities, and reservations by any such other persons of transmission service under the Transmission Provider's OATT may adversely affect the Facility and the availability of transmission service for the Facility's electric output. Compensation to Generating Company from third parties for such adverse effects of third party actions, if any, shall be provided in accordance with Sections 1.25 and
        6.8 (or comparable provisions) of the third party's interconnection agreement. In no event shall Transmission Provider be liable to pay compensation for third party actions unless and until such amounts have been collected from the third party.

2.13    Imbalance. Generating Company or the Eligible Customer purchasing any
        ---------
        portion of the output of the Facilities shall contract for or have available to it resources that are capable of supplying and delivering such supply to the Control Area within which the Facilities are located, in real time, any deviations between Generating Company's generation schedules and the actual deliveries of electricity to the Transmission System by the Facilities, as measured by the actual metered output of such Facilities. To the extent Generating Company fails to contract for or provide such generator imbalance service to the satisfaction of the Transmission Provider, Generating Company shall be deemed to take, and hereby shall acquire and pay for, such generator imbalance service from Transmission Provider pursuant to the terms and conditions of an applicable generator imbalance service tariff in effect and on file with FERC.

2.14 Generating Company shall have and maintain an appropriate agreement with a Control Area with responsibility for the Unit and notify Transmission Provider of such agreement.

ARTICLE 3. OPERATION AND MAINTENANCE

3.1 Each Party shall operate any equipment that might reasonably be expected to have an impact on the operations of the other Party in a safe and efficient manner and in accordance with all applicable federal, state, and local laws, and Good Utility Practice, and otherwise in accordance with the terms of this Agreement.

3.2 Generating Company shall be required to comply with the requests, orders, directives and requirements, including existing operation procedures set forth in Exhibit 4, of Transmission Provider, including those issued in its role of implementing the directives of the Security Coordinator. Any such requests, orders, directives or requirements of Transmission Provider must be (a) issued pursuant to Good Utility Practice, (b) not unduly discriminatory, (c) otherwise in accordance with applicable tariffs or applicable federal, state or local laws, and
        (d) reasonably necessary to maintain the integrity of the Transmission System. Requests, orders, directives and requirements for redispatch shall be subject to Section 3.6.

3.3 Generating Company shall not, without prior Transmission Provider authorization, operate Transmission Provider's Interconnection Equipment, including line or bus elements except in an Emergency.

3.4 Generating Company and Transmission Provider shall test, calibrate, set, and maintain their respective protective relay equipment in accordance with Good Utility Practice, applicable federal, state or local laws, NERC and MAIN standards, and this Agreement, as set forth in Article 5 hereof.

3.5(a) If Transmission Provider reasonably determines that (i) any of Generating Company's Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice or this Agreement, or (ii) Generating Company has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility Practice or this Agreement, Transmission Provider shall give Generating Company written notice to take corrective action. Such written notice shall be provided by Transmission Provider to Generating Company's Site Representative as soon as practicable upon such determination. Generating Company shall initiate corrective action promptly, and in no event later than seven (7) days after the delivery of such notification. If Generating Company fails to initiate such corrective action on a timely basis, Transmission Provider may take any appropriate action under Section 3.2.

3.5(b) If at any time, in Transmission Provider's reasonable judgment exercised in accordance with Good Utility Practice, the continued operation of the Facility creates an Emergency or Network Security Condition, the Transmission Provider may curtail, interrupt, or reduce energy delivered from the Facility to the Transmission System until the condition which created the Emergency or Network Security Condition is corrected. The Transmission Provider shall give the Generating Company and Distributed Control Area as much notice as is reasonably practicable of Transmission Provider's intention to curtail, interrupt, or reduce energy delivery from the Facility in response to a condition that created an Emergency or Network Security Condition and, where practicable, allow suitable time for the Generating Company to remove or remedy such condition before any such curtailment, interruption, or reduction commences. In the event of any curtailment, interruption, or reduction, the Transmission Provider shall promptly confer with the Generating Company regarding the conditions that gave rise to the curtailment, interruption or reduction, and the Transmission Provider shall give the Generating Company the Transmission Provider's recommendation concerning the timely correction of such conditions. Transmission Provider's judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereto. The Transmission Provider shall cease the curtailment, interruption, or reduction of energy delivery as promptly as possible consistent with Good Utility Practice.

3.5(c) If Generating Company reasonably determines that (i) any of Transmission Provider's Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice or this Agreement, or (ii) Transmission Provider has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility Practice or this Agreement, Generating Company shall give Transmission Provider written notice to take corrective action. Such written notice shall be provided by Generating Company to Transmission Provider's Site Representative as soon as practicable upon such determination. If Transmission Provider fails to initiate corrective action promptly, and in no event later than seven (7) days after the delivery of such notification, and if in Generating Company's reasonable judgment leaving the Transmission System connected with the Facilities creates an Emergency, Generating Company may, with as much prior verbal notification to Transmission Provider and Distributed Control Area Operator as practicable, open the connection between Transmission Provider and Generating Company until appropriate corrective actions have been completed by Transmission Provider, as verified by Generating Company. Generating Company's judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereto. In the case of such interruption, Generating Company shall immediately confer with Transmission Provider regarding the conditions causing such interruption and its recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.

3.6(a)  Redispatch. Generating Company shall, to the extent that it is able
        ----------
        consistent with Good Utility Practice, comply with the provisions of the Transmission Provider's OATT, as well as any requirement of any Governmental Authority, NERC, MAIN, or any successor of any of them, regarding the right of Transmission Provider to require redispatch, i.e., reduced (decremental) or increased (incremental) generation of the Units to maintain Network Security. Transmission Provider shall notify Generating Company of any redispatch requirements in response to Network Security in accordance with the requirements set forth in Article 9.

3.6(b)  Compensation. Transmission Provider shall compensate Generating Company
        ------------
        for complying with Transmission Provider's redispatch requirements pursuant to Section 3.6(a). For incremental (increases in the generation output of a Unit) redispatch, Transmission Provider shall reimburse Generating Company for its incremental costs of operating the redispatched Unit(s). For decremental (decreases in the generation output of a Unit) redispatch, Transmission Provider shall reimburse Generating Company at a rate equivalent to the difference between (1) Generating Company's cost of replacement power (on a delivered basis) from the most economic alternative available in the reasonable judgment of the Generating Company that meets the requirements of the redispatch and that does not exacerbate the condition giving rise to the redispatch as determined by the Transmission Provider, whether from another Unit or from one or more purchases or reduced sales, and (2) the Generating Company's cost savings from reduced operation of the redispatched Unit(s).

3.7 Generating Company shall maintain real-time, in-plant data collection communications equipment at the Unit to send generation data to Distributed Control Area Operator. The Generating Company shall provide data and status as reasonably required by Transmission Provider to the Transmission System Operations Center. Such data and status may come from the Distributed Control Area Operator, provided any delay in transmitting the data and status shall be mutually agreed upon by the Parties. The data shall include, but not be limited to, position of circuit breakers, circuit switchers and motor operated disconnects; status and alarms of equipment; and watts, vars, amperes, and voltage as set forth in Exhibit 1.

3.8 Subject to the confidentiality provisions in Article 20, Generating Company shall, in the event of a Forced Outage, or other limitation of generation Facilities, report that event as soon as practicable to the Distributed Control Area Operator and Transmission System Operations Center. Generating Company shall notify Transmission Provider and the Distributed Control Area Operator when the Forced Outage, or other limitation has been remedied.

3.9 Each party shall provide access, in accordance with Article 7, to any of its Interconnection Equipment that may impact the operations or business of the other Party for the purpose of inspection by, or on behalf of, the other Party, and shall provide, upon written request, copies of any inspection, operations and maintenance documentation pertaining to such facilities.

3.10    Outages.
        -------

        3.10.1  Outage Coordination. In accordance with Good Utility Practice,
                -------------------
                each Party may, in close cooperation with the other, remove from service its facilities that may impact the other Party's facilities as necessary to perform maintenance or testing or to install, repair or replace equipment. Absent the existence of an Emergency or Network Security Condition, the Party scheduling removal of a facility from service will use good faith efforts to schedule such removal on a date mutually acceptable to both Parties, in accordance with Good Utility Practice.

        3.10.2  Planned Outage Schedule. The Parties shall develop a Planned
                -----------------------
                Outage Schedule no later than October 1, for the twenty-four
                (24) month period beginning January 1 of the following year for the Facilities. Generating Company shall submit its initial proposed Planned Outage Schedule no later than September 1 for the following two (2) calendar years. This will allow Transmission Provider one (1) month to work out any conflicts according to the process identified in Section 3.10.5 below. The schedule submitted to the Transmission Provider shall include all Units 10 MVA or larger and all Interconnection Equipment and associated radial facilities. Subsequently, after the first of the year, each month the schedule shall have a new month added so as to maintain a rolling twenty-four (24) month period. If a proposed outage is expected to continue beyond the month that was submitted, then the complete duration of the proposed outage shall also be submitted. The rolling twenty-four (24) month proposed Planned Outage schedules shall be reviewed by Transmission Provider as they are received and will attempt to resolve any conflicts at that time, with the finalized schedule being issued no later than October 1 for the following two (2) calendar years. The Parties agree to meet to review the efficacy of the procedures in Sections 3.10.2 through 3.10.5 twelve (12) months after the Effective Date of this Agreement and to seek agreement on any necessary changes. Pending the Transmission Provider's filing at FERC of its proposed treatment of data provided to Transmission Provider , and FERC's acceptance of such proposed treatment, data provided pursuant to this Section will be treated as Confidential Information in accordance with
                Article 20.

        3.10.3  Maintenance Outages. The Generating Company may propose a
                -------------------
                Maintenance Outage for its Facilities at any time for the period within the rolling 24 month Planned Outage Schedule. The Transmission Provider may propose a Maintenance Outage for its Interconnection Equipment and associated radial facilities at any time for the period within the rolling 24 month Planned Outage Schedule. The Parties shall mutually agree using the provisions in Section 3.10.5. Notice of Maintenance Outage shall be given in accordance with Section 9.3.

        3.10.4  Outage Schedule Changes. The Generating Company may propose a
                -----------------------
                change to the Planned Outage or to Maintenance Outages for its Facilities at any time for the period within the rolling 24 month Planned Outage Schedule. The Transmission Provider may propose a change to the Planned Outage or to Maintenance Outages for its Interconnection Equipment and associated radial facilities at any time for the period within the rolling 24 month Planned Outage Schedule. The Parties shall mutually agree to such changes using the provisions in Section 3.10.5. Transmission Provider shall consider the merit of such changes in the order in which they are received.

        3.10.5  Outage Schedule Finalization. The Transmission Provider will
                ----------------------------
                coordinate with the Generating Company and recommend the Generating Company maintenance schedules and Interconnection Equipment and associated radial facilities maintenance schedules that maintain system security and preserve firm network transmission service. Transmission Provider may suggest maintenance schedules which minimize adverse impacts in available transmission capacity levels. Transmission Provider's recommended schedule will be accepted or rejected by the Generating Company. If Transmission Provider's recommended schedule is accepted by the Generating Company it will be considered the final generator maintenance schedule. If the recommended schedule is rejected by the Generating Company, Transmission Provider will suggest one alternate schedule with windows to which the generator can move its proposed maintenance outage which will maintain network security and preserve network transmission service, if such alternate schedules are available. If either party feels an acceptable schedule is not forthcoming after the alternate window phase of the process has been submitted by Transmission Provider, either party may request Alternate Dispute Resolution (ADR). To the extent system security and network service may be compromised in the sole opinion of the Transmission Provider, Transmission Provider's recommended schedule will be considered the final schedule until the Dispute Resolution process identified in Article 26 is completed. Unless otherwise agreed, neither Party shall be obligated to pay the other for changes to outage schedules.

        3.10.6  Outage Restoration.
                ------------------

                3.10.6.1 Forced Outage. In the event of a Forced Outage of the
                         -------------
                        Facilities materially adversely affecting the Transmission System, Generating Company will use Good Utility Practice to promptly restore the Facilities to service. In the event of a Forced Outage of the Transmission System materially adversely affecting the Facilities, Transmission Provider will use Good Utility Practice to promptly restore the Transmission System.

                3.10.6.2 Planned or Maintenance Outage. In the event of a
                         -----------------------------
                        Planned or Maintenance Outage of the Facilities adversely affecting the Transmission System, Generating Company will act in accordance with Good Utility Practice to restore the Facilities to service in accordance with its schedule for the work that necessitated the Planned or Maintenance Outage. In the event of a Planned or Maintenance Outage of the Transmission System adversely affecting Generating Company, Transmission Provider will act in accordance with Good Utility Practice to promptly restore the Transmission System to service in accordance with its schedule for the work that necessitated the Planned or Maintenance Outage.

        3.10.7  Continuity of Service. The Parties recognize that continuity of
                ---------------------
                service cannot be guaranteed, and Transmission Provider shall not be obligated to accept, and, consistent with the provisions of this Agreement, Transmission Provider may require Generating Company to curtail, interrupt or reduce, deliveries of energy, if such delivery of energy impairs Transmission Provider's ability to construct, install, repair, replace or remove any of its equipment or any part of its system or if Transmission Provider determines in accordance with Good Utility Practice that curtailment, interruptions or reductions of delivery are necessary because of an Emergency, a Network Security Condition, an outage, or other reasons not inconsistent with the provisions of this Agreement and permitted by applicable rules or regulations promulgated by a regulatory agency having jurisdiction over such matters. Except in case of an Emergency or Network Security Condition, the Parties shall coordinate, and if necessary negotiate in advance in good faith, the timing of such curtailments, interruptions, reductions of deliveries in order to minimize adverse effects on both Parties.

3.11    OASIS Posting. The Transmission Provider shall post its Transmission
        -------------
        System maintenance schedule on the OASIS consistent with its OATT.

3.12 In the event Generating Company believes that an action, request, order or directive of Transmission Provider under Sections 3.2, 3.5, 3.6,
        3.10.7 or Article 8 exceeds the limitations included in those sections or violates the applicable standard of care, Generating Company shall nevertheless comply with the action, request, order or directive of Transmission Provider pending resolution of the Dispute under Article
        26. The Parties agree to cooperate in good faith to expedite the resolution of any Disputes arising under this Agreement.

3.13    Reliability.
        -----------

        3.13.1  Obligation to Supply Reactive Power. Transmission Provider may
                -----------------------------------
                require Generating Company to provide reactive power from the Units or to absorb reactive power from the Transmission System to maintain Transmission System voltage levels established by the Transmission Provider as the Generating Company may have available, provided that such requirement does not require Units to violate any operating limits as provided in Exhibit 4. To the extent that the Generating Company has the capability to provide automatic voltage regulation immediately prior to Effective Date, the Generating Company shall normally operate the Unit with the automatic voltage regulation equipment in service. The Generating Company shall notify Transmission Provider as soon as practicable and if possible prior to the loss of its capability to provide voltage regulation control. The provision or absorption of vars may be measured by metering devices installed in accordance with Article 4. Generating Company shall supply or absorb reactive power to the Transmission System in accordance with Good Utility Practice. Generating Company shall respond to requests from Transmission Provider to increase or decrease generator reactive power output in a manner consistent with Generating Company's obligation to operate the Facilities: (1) in a safe and reliable manner; (2) in accordance with Good Utility Practice; (3) in accordance with applicable operational and/or reliability criteria, protocols, and directives, including those of NERC and MAIN;(4) to respond to Network Security Conditions; and (5) in accordance with the provisions of this Agreement. The Facilities shall generate or absorb such reactive power in accordance with the voltage schedule prescribed by the Transmission Provider as necessary to maintain reactive area support, but not in excess of the amount available from the Facilities' equipment in operation. Records of requests made by the Transmission Provider , and records indicating actual responses to these requests, will be maintained by Transmission Provider and subject to third party independent audit at Generating Company's request and expense.

        3.13.2  Payment for Reactive Power. The Parties recognize that the
                --------------------------
                Generating Company may incur costs to provide reactive power to, or absorb reactive power from, the Transmission System. In the event the Generating Company supplies reactive power to or absorbs reactive power from the Transmission System, Transmission Provider shall compensate Generating Company in accordance with an applicable Generating Company tariff at FERC accepted rates. Transmission Provider will pay Generating Company amounts due in accordance with Article 12. In addition, if Transmission Provider requires Generating Company to provide or absorb vars such that a Unit is required to reduce its real power output in order to produce or absorb vars in excess of any operating limits set forth in Exhibit 4, Transmission Provider will compensate Generating Company in accordance with the Transmission Provider's redispatch procedures in Section 3.6(b) and operating limits set forth in Exhibit 4.

        3.13.3  Reactive Power Standards. Except as noted in Exhibits 1 and 4
                ------------------------
                for Facilities interconnected prior to January 1, 2001, the Facility power factor design limitation minimum requirement shall be a reactive power capability sufficient to maintain a composite power delivery at the Interconnection Points at a power factor between 0.95 leading (when the Facility is consuming reactive power from the Transmission System) and 0.90 lagging (when the Facility is supplying reactive power to the Transmission System). Except for Facilities interconnected prior to January 1, 2001 or as noted in Exhibits 1 and 4, in the event that under Normal System Conditions the Facility is unable to consistently maintain a reactive power capability sufficient to maintain a composite power delivery at the Interconnection Points at a power factor between 0.95 leading and 0.90 lagging, the Generating Company shall take appropriate other steps to configure the Facility to meet such standards, including as necessary, the installation of static and/or dynamic reactive power compensating devices.

3.14    Black Start Plan Participation. In accordance with Good Utility
        ------------------------------
        Practice, Generating Company agrees to participate in Transmission Provider's Black Start Plan for the Unit and the Transmission System, as well as any verification testing. Nothing in this Agreement obligates the Unit to provide Black Start Service.

3.15    OATT Services. Transmission Provider may also purchase any of the
        -------------
        services identified in its OATT, from the Units as Generating Company may have available, from time to time, and pursuant to terms mutually agreed upon by the Parties. Transmission Provider will compensate Generating Company in accordance with an applicable Generating Company tariff at FERC accepted rates.

3.16    Synchronization. Generating Company will own and maintain equipment that
        ---------------
        will synchronize the Units to the Transmission System.

3.17 Generating Company may provide electric service, potable water, storm drain systems, and fire protection systems to the switchyards located on or immediately adjacent to the Facilities and jointly used by Transmission Provider and Generating Company, and for other such services necessary for operation and maintenance as and, to the extent set forth in Exhibit 4, in existence prior to the Effective Date. If Generating Company is an affiliate of Transmission Provider, services will be provided at cost. If Generating Company is not an affiliate of Transmission Provider, services will be provided by mutual agreement.

3.18 Generating Company shall provide the necessary space to install or expand relay panels for substation system protection if requested by Transmission Provider.

ARTICLE 4. METERING AND DATA COLLECTION

4.1     Applicable Requirements.
        -----------------------

        4.1.1   The requirements in Sections 4.2, 4.3 and 4.12(d) apply only to
                (i) generators first interconnecting with the Transmission System after January 1, 2001; and (ii) generators interconnected prior to January 1, 2001 that are modified in accordance with
                Section 6.7.

        4.1.2 Metering facilities and data collection practices for generation interconnections existing prior to January 1, 2001, will be identified in Exhibit 4 until such time as those metering facilities and data collection practices are upgraded. Not withstanding the previous sentence, no later than January 1, 2006, or other date as mutually agreed by the Parties, Generating Company shall, in accordance with Good Utility Practice, own, operate, test and maintain, or if reasonably necessary install, Revenue Quality Metering Systems at the Interconnection Points that measure electric power and energy flows between Generating Company and Transmission Provider in accordance with the requirements of this Article 4. All reasonable costs associated with the owning, operating, testing and maintaining the Revenue Quality Metering Equipment and the provision of metering data to Transmission Provider shall be born by Generating Company. All reasonable costs associated with either the initial installation of metering or any changes to Revenue Quality Metering Equipment requested by Transmission Provider as required to provide accurate information to Transmission Provider shall be borne by Generating Company.

4.2     Revenue Quality Metering Systems shall be as follows:

        (a) Each Unit connected to the Transmission System shall have Revenue Quality Metering Systems installed to provide direct readings of the Unit's bi-directional net real and reactive power and energy output. Multiple units at a single site may be metered together at a single Interconnection Point upon approval by Transmission Provider. The metering instrument transformers used to measure the Unit's net output shall be installed on or compensated to the high side (transmission voltage side) of the generator step-up transformer unless otherwise agreed by the Parties. Loss compensation methods shall provide data equivalent in accuracy to measurements made at the Interconnection Point and shall account for line losses and for load and no-load losses of the power transformer. Performance criteria for the Revenue Quality Metering Systems shall be in accordance with
                Section 4.3, unless otherwise agreed to by the Parties.

        (b) All plant auxiliary power transformers (non-generator step-down transformers and other auxiliary plant supply points) and lines directly connected to the Transmission System shall have Revenue Quality Metering Systems installed to provide bi-directional (where applicable) real and reactive power and energy flow. Metering instrument transformers shall be connected to, or their measurements compensated to the high side (transmission voltage side) of the power transformer, unless otherwise agreed to by the Parties.

        (c) Meters shall be form 9, 3 element, for 4 wire systems and form 5, 2 element, for true 3 wire systems.

        (d) All measured values shall have individual outputs where applicable and a minimum 35-day interval data recording capability for each measured value. Meters may also be equipped with a modem connected to a cellular or land telephone circuit for remote interrogation by either Party.

        (e) Test switches shall be installed to allow independent testing and/or replacement of each meter and transducer utilizing the secondary circuit, so as not to interrupt the operation of other devices utilizing the secondary circuit.

        (f) Instrument transformer secondaries shall be limited to supplying revenue meters and transducers providing data for operating purposes.

4.3     Revenue Quality Metering System Performance criteria. Revenue Quality
        ----------------------------------------------------
        Metering System equipment shall be installed in accordance with the most current version of Transmission Provider's guidelines for interconnection of generators. Refer to Exhibit 9 for current specifications applicable to the Revenue Quality Metering System.

4.4 Notwithstanding Section 4.1.2, Generating Company and Transmission Provider agree that if the metering facilities and the Interconnection Point are not at the same physical location, or if Revenue Quality Metering Systems have not yet been installed, the best available metering data shall be adjusted, as mutually agreed by the Parties, to record delivery of electricity in a manner that accounts for the total (load plus no-load) electrical energy losses occurring between the metering points and the Interconnection Points.

4.5 Unless otherwise mutually agreed, all meters shall be sealed and the seals broken only by Qualified Personnel of Generating Company upon occasions when the meters are to be inspected, tested, and adjusted or recalibrated in accordance with Good Utility Practice. Generating Company shall give duly authorized Qualified Personnel of Transmission Provider reasonable opportunity to be present.

4.6 All Revenue Quality Metering Systems installed pursuant to this Article 4 shall be routinely tested, maintained and kept within acceptable accuracy levels by Generating Company in accordance with Good Utility Practice. Transmission Provider may request an initial test upon installation and one meter test for each meter annually at no cost to Transmission Provider. Transmission Provider may request an additional meter test and compensate the Generating Company for the cost to test the meters. Transmission Provider may make unannounced inspections to conduct its own test of the meters, provided that the Generating Company will be allowed to observe such tests. Revenue Quality Metering Systems shall be tested not less than once every four years. If a Revenue Quality Metering System fails to register, or if the measurement made by the meter during a test varies by more than one percent (1.0%) from the measurement made by the standard meter used in the test, adjustment shall be made correcting all measurements made by the inaccurate meter using best available data for: (a) the actual period during which inaccurate measurements were made, if the period can be determined, or if not, (b) the period immediately preceding the test of the metering facilities equal to one-half the time from the date of the last previous test of the metering facilities; provided that the period covered by the correction shall not exceed six months. If the metering facilities are otherwise defective, they shall be repaired or replaced within a reasonable time by Generating Company at Generating Company's expense. Generating Company shall be permitted to continue operating while any defective metering devices are repaired or replaced and appropriate accounting measures shall be applied.

4.7 Generating Company shall maintain and make available for review by Transmission Provider records of all meter tests and maintenance conducted pursuant to this Article 4 in accordance with Good Utility Practice, which shall, at a minimum, include the following:

        (a) For installations where the metering is performed using loss compensation, the factory certified test results of the power transformer including load, no-load losses and calculated meter loss calculations.

        (b) Records showing instrument transformers' factory certified or utility test shop test results showing compliance with applicable metering test standards shall be maintained.

        (c) Records showing meter's factory certified or utility test shop test results showing compliance with applicable metering test standards.

4.8 Generating Company shall provide real-time Unit operating data, such as instantaneous values of MW, MVAR, voltage and current (amperes). Amperes may be measured directly or calculated based on measured values.

4.9 Transducers that provide the real-time data in Section 4.8 may utilize the voltage transformers and current transformer secondary windings also utilized by the Revenue Quality Metering System. In this case, the performance criteria listed in Appendix 9 for voltage transformers and current transformers would apply. Relaying class voltage transformers and/or current transformers are not to be utilized for supplying real-time data required by Section 4.8 unless mutually agreed upon.

4.10 Transducers that provide real-time data in Section 4.8 shall have a maximum inaccuracy of three tenths of one percent (0.3 %).

4.11    Field calibration of transducers that provide real-time data in Section
        4.8 shall be performed at least once every ten (10) years, or as necessary, and documentation shall be retained showing the calibration results for three (3) years after the next date of calibration.

4.12    Communications.
        --------------

        (a) At Generating Company's expense, Generating Company shall maintain satisfactory operating communications with Transmission Provider's Site Representative. Generating Company will provide standard voice communications, if requested by Transmission Provider, or such other voice communications as mutually agreed. Operational voice communications shall be utilized for , but not limited to, the following events: system paralleling or separation, scheduled and unscheduled shutdowns, equipment clearances, and hourly and daily load data.

        (b) Generating Company shall provide, at Generating Company's expense, dedicated data circuits of mutually acceptable transfer capability. Any required maintenance of such communications shall be performed at Generating Company's expense, but may be performed by Generating Company or by Transmission Provider as mutually agreed.

        (c) A Remote Terminal Unit (RTU) or equivalent data collection and data transferring equipment acceptable to both Parties shall be maintained or installed by Generating Company, or by Transmission Provider at Generating Company's expense. Remote data acquisition of the Units' meters shall be performed by polling (or other mutually acceptable method) of an RTU to data collecting device at a scan rate to be mutually agreed upon by the Parties through use of a dedicated point-to-point circuit as indicated in part (b) above or as otherwise mutually agreed to by the Parties. The data collected shall be mutually agreed by the Parties and may include bi-directional instantaneous values of megawatts, megavars and voltage and bi-directional accumulated megawatthour and megavarhours for each Unit and other such data (i.e., generator breaker status). Subject to the confidentiality provisions in Article 20, Generating Company shall provide such data to Transmission Provider pursuant to mutually agreeable terms and conditions. The Generating Company shall provide this data using a methodology which is mutually acceptable to both Parties such as ICCP or other industry standard communications and control protocol. If hourly and/or daily energy readings for energy billing purposes are available and if such data are requested by Transmission Provider, Generating Company shall report same to Transmission Provider's Site Representatives by telephone or electronically or as the Parties otherwise agree, on a schedule to be agreed upon.

        (d) Generating Company shall install or facilitate installation of such equipment as soon as practicable, provided that installation shall be accomplished within a time period of no more than 180 days following notice by Transmission Provider and prior to initial operating of the Facilities.

ARTICLE 5  RELAYING

5.1     System Protection. Generating Company shall, at its expense, install,
        -----------------
        maintain, and operate system protection facilities, including such protective and regulating devices as are identified by order, rule or regulation of any duly-constituted regulatory authority having jurisdiction, Good Utility Practice (including Transmission Provider's Guidelines for Interconnection of Generators for new Facilities) or as are otherwise necessary to protect personnel and equipment and to protect the integrity of service over the Transmission System. Any such protective or regulating devices that may be required on Transmission Provider's facilities in connection with the operation of the Facility shall be installed by Transmission Provider at Generating Company's expense.

5.2     Requirements for Protection. In compliance with applicable NERC and
        ---------------------------
        regional reliability council requirements, Generating Company shall provide, install, own, and maintain relays, circuit breakers, and all other devices necessary to promptly remove any fault contribution of the Facility to any short circuit occurring on the Transmission System and not otherwise isolated by the Transmission Provider equipment. Such protective equipment shall include, without limitation, a disconnecting device or switch with load interrupting capability to be located between the Facility and the Transmission System at an accessible, secure, and satisfactory site selected upon mutual agreement of the Parties. Generating Company shall be responsible for protection of the Facility and Generating Company's other equipment from such conditions as, but not limited to, negative sequence currents, over- or under-frequency, sudden load rejection, over-or under-voltage, and generator loss-of-field. Generating Company shall be solely responsible for provisions to disconnect the Facility and Generating Company's other equipment when any of the above described disturbances occur on the Transmission System.

5.3 Transmission Provider shall have the right, using Good Utility Practice, to review and approve all new and upgraded protective relaying logic equipment, including equipment settings, drawings, and functionality associated with each Interconnection Point, such approval not to be unreasonably withheld, and to review all protective relaying logic equipment, including equipment settings, drawings, and functionality for the Units. Generating Company shall have the right to review protective relaying logic equipment, including equipment settings, drawings, and functionality for relays reasonably determined to affect the Facilities.

5.4 Any protective relay system which causes any Transmission Provider breaker or Generating Company breaker connected to a Transmission Provider bus to operate shall be maintained and tested in accordance with the provisions of this Article 5.

5.5 Transmission Provider shall, in accordance with Good Utility Practice, own, operate, maintain and test those protective relays, current transformers, and potential transformers listed in Exhibit 1 that provide protection for the Transmission System. Generating Company shall, in accordance with Good Utility Practice, own, operate, maintain, and test any remaining protective relays governed by this Article 5. The Parties shall maintain, and, as necessary, upgrade their respective protective relay systems, and in the case of Generating Company, any synchronization system equipment associated with the Interconnection Points, in accordance with Good Utility Practice, and shall provide the other Party with access to copies of operation and maintenance manuals and test records for all relay equipment, and in the case of Generating Company, any synchronization equipment. Transmission Provider shall have the right, using Good Utility Practice, to review and approve all synchronizing procedures necessary to establish and maintain proper and safe connection between the Facilities and the Transmission System, which approval shall not be unreasonably withheld.

5.6 The Parties shall test, maintain, and adjust their respective relays associated with the Interconnection Points for correct calibration and operation in accordance with Good Utility Practice. Complete functional testing and adjustment to proper calibration and operation of the relay protection schemes shall be performed at the same time. Maintenance, operations and test records and reports will be maintained by the Party that owns the protective relaying logic equipment in accordance with Good Utility Practice and requirements set forth by NERC and MAIN, .

5.7 Generating Company shall be responsible for testing, maintaining and calibrating relay systems that protect Generating Company's equipment associated with the Interconnection Points and that protect Transmission Provider from Generating Company's interconnection equipment to the extent such calibration and testing are consistent with Good Utility Practice. All such testing, maintenance and calibration must be performed by Qualified Personnel selected by the Generating Company. In addition, Generating Company shall allow Transmission Provider to inspection of all Interconnection Equipment and associated maintenance records. Upon completion of all relay testing, maintenance and calibration, Generating Company shall make available copies of all test reports for review by Transmission Provider. Generating Company shall review all test, maintenance and calibration reports and certify that relay system tests, maintenance and calibration, as shown on such reports, have been done in accordance with the Unit's specifications and Good Utility Practice. Such certification shall be signed by Qualified Personnel .

5.8(a) As Transmission Provider's system protection requirements change and as system protection technology advances, Transmission Provider will upgrade its protection systems in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the protective relaying systems on the Interconnection Equipment which may be installed, owned, and operated by Generating Company, Generating Company agrees to upgrade its protective relaying systems to bring them into compatibility with and to the same technological standards as that installed by Transmission Provider at the expense of the Transmission Provider Transmission Provider shall give Generating Company notice of such upgrade as soon as practicable prior to the anticipated date of such upgrade.

5.8(b) As Generating Company's system protection requirements change and as system protection technology advances, Generating Company will upgrade its protection systems in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the protective relaying systems on the Interconnection Equipment which may be installed, owned, and operated by Transmission Provider, Transmission Provider agrees to upgrade its protective relaying systems to bring them into compatibility with and to the same technological standards as that installed by Generating Company at the expense of the Generating Company Generating Company shall give Transmission Provider notice of such upgrade as soon as practicable prior to the anticipated date of such upgrade.

5.9 Exhibit 1 shall be updated by the Party causing the change to reflect any changes in protective relaying systems as they are made.

ARTICLE 6. NEW CONSTRUCTION, MODIFICATIONS, RETIREMENTS AND SYSTEM UPGRADES

6.1     Facility and Equipment Design and Construction.
        ----------------------------------------------

        6.1.1 The Generating Company's Facilities shall satisfy all requirements of Transmission Provider, including applicable safety and/or engineering codes, and all requirements of any duly-constituted regulatory authority having jurisdiction. The Parties agree that the obligations of Generating Company contained in this Section have been met with regard to interconnections in place prior to January 1, 2001.

        6.1.2 Unless otherwise agreed, Transmission Provider shall construct or have constructed and install all Interconnection Equipment, Required System Upgrades, and Optional System Upgrades that will become part of the Transmission System and which are needed to interconnect the Facilities with the Transmission System. Transmission Provider's obligation to commence construction hereunder is expressly conditioned upon Generating Company's receipt of all necessary state, federal and local permits and approvals for the Facility. To the extent approved or required by FERC, Generating Company shall pay to Transmission Provider on a pay-as-you-go basis all of Transmission Provider's reasonable costs associated with constructing and installing such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades, including legal and other fees and expenses associated with acquiring the necessary legal rights to construct, place and maintain such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades. Transmission Provider shall own such Interconnection Equipment,

                Required System Upgrades, and Optional System Upgrades and, if necessary, Generating Company shall transfer ownership and rights to such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades to Transmission Provider.

        6.1.3 If Generating Company constructs and installs such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades that will become part of the Transmission System, Generating Company shall transfer to Transmission Provider ownership of such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades together with all legal rights necessary to construct, place and maintain such transmission -related facilities and equipment. Generating Company shall bear the cost of constructing, installing such facilities to the extent required or approved by FERC.

        6.1.4 Transmission Provider may prior to placing in service such transmission-related facilities and equipment, elect to pay some or all costs associated with the construction and placement of such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades. If Transmission Provider makes such election, it shall reimburse Generating Company for any payments Generating Company may have made to Transmission Provider for such Interconnection Equipment, Required System Upgrades, and Optional System Upgrades, plus interest.

6.2     Transmission Provider Review. Generating Company shall submit applicable
        ----------------------------
        specifications for its Facilities and equipment, including any system protection facilities, to the Transmission Provider for review at least ninety (90) days prior to interconnecting such Facilities and equipment with the Transmission System in order to insure that such interconnection is consistent with operational control, reliability and/or safety standards or requirements of the Transmission Provider. Transmission Provider's review of Generating Company's specifications shall be construed neither as confirming nor as endorsing the design, nor as any warranty as to fitness, safety, durability or reliability of Generating Company's interconnection or Facilities. Transmission Provider shall not, by reasons of such review or failure to review, be responsible for strength, details of design, adequacy or capacity of the Facilities, nor shall Transmission Provider's acceptance be deemed to be an endorsement of any facility or equipment. The Parties agree that the obligations of Generating Company contained in this Section have been met with regard to interconnections in place prior to January 1, 2001.

6.3     Required System Upgrades. Transmission Provider shall perform, and
        ------------------------
        Generating Company shall bear the reasonable cost of, any Required System Upgrades set forth in Exhibit 7. The Parties agree that Generating Company has satisfied its obligations to pay Interconnection Costs and Required System Upgrades associated with any Facilities interconnected with the Transmission System as of January 1, 2001. The cost of any such Required System Upgrades shall reflect the tax effects to the Transmission Provider of Generating Company's payment for the Required System Upgrades.

6.4     Optional System Upgrades. Generating Company may elect to have Optional
        ------------------------
        System Upgrades that are set forth in Exhibit 8 constructed. Transmission Provider will construct and Generating Company will bear the reasonable cost of any Optional System Upgrades, subject to the crediting provision below. The Parties agree that the cost of any such System Upgrades shall reflect the tax effects to the Transmission Provider of Generating Company's payment for the System Upgrades. If Generating Company elects to have Optional System Upgrades constructed, it will be entitled to credits against future transmission charges when transmission service is obtained under the Transmission Provider's OATT. For each kW produced from the Facilities and delivered onto the Transmission System under a transmission service agreement under the Transmission Provider's OATT, Transmission Provider shall credit Generating Company in an amount equal to the Point-to-Point transmission service rate then applicable, applied to Generating Company's total monthly bill for services, until such time as the cost of the Optional System Upgrades have been fully offset, after which time such offset or credit shall no longer apply. In the event no charges are due from Generating Company, such credits will be paid directly to Generating Customer or to another entity as directed by the Generating Company.

6.5.    Modifications. Subject to this Article 6, Transmission Provider may
        -------------
        construct additional facilities or modify the existing Transmission System and Generating Company may construct new facilities or modify the existing Facilities (as described in Exhibit 1) or retire any Unit. All modifications, construction and retirements provided for herein, shall be conducted in accordance with Good Utility Practice and all applicable NERC, MAIN and any other applicable regional reliability standards. Each Party shall use commercially reasonable efforts, in accordance with Good Utility Practice, to minimize any adverse impact on the other Party.

6.6     Notice. No modifications to, or new construction of, facilities, or
        ------
        access thereto, including but not limited to rights-of-way, fences, and gates, or any retirement of the Units by the Generating Company, shall be made by either Party which might reasonably be expected to have a material effect upon the other Party without (a) prior written notification as set forth in Article 9, and (b) providing the other Party with sufficient information regarding the work prior to commencement to enable such Party to evaluate the impact of the proposed work on its operations and shall be provided at least ninety (90) days in advance of the commencement of work, or such shorter period upon which the Parties may agree, which agreement will not be unreasonably withheld. The information provided must be of sufficient detail to satisfy reasonable Transmission Provider or Generating Company review and operational requirements. Generating Company acknowledges and agrees that Transmission Provider has no obligation under this Agreement to disclose to Generating Company any information with respect to third party developments or circumstances, including the identity or existence of any such person or other facilities, except as may be required under
        Article 3 and Section 2.12 and elsewhere in this Agreement.

6.7. For new generation installations or modifications by Generating Company at the Facility site that are reasonably expected to have a material effect upon the Transmission System, Generating Company shall furnish, install, and maintain equipment at the Unit necessary to establish and maintain synchronism with the Transmission System consistent with applicable law and Good Utility Practice. If said modifications involve a proposed new or materially changed Interconnection Point, a material change in the generating capacity of the Facilities from that set forth in Exhibit 1, or the addition of a new generating unit, Generating Company shall submit an application in accordance with Transmission Provider's generator interconnection procedures, or FERC guidelines applicable to new connections to the Transmission System. Restoring a Unit to its design specifications in Exhibit 1 will not require that such an application be made to the Transmission Provider.

6.8 For new generation installations or modifications undertaken at the request of Generating Company at the Facility site that, based upon study results, are reasonably expected to have a material adverse effect upon a third party which is already interconnected, directly or indirectly, with the Transmission Provider, Transmission Provider shall include those reasonable costs imposed on or incurred by such third party as a result of such new installation or modification as Interconnection Costs. Such Interconnection Costs will be made payable directly to such third party or to Transmission Provider as the Parties may agree.

6.9     Pre-Construction Drawings. If any Party intends to install any new
        -------------------------
        facilities, equipment, systems, or circuits or any modifications to existing or future facilities, equipment, systems or circuits that could reasonably be expected to have a material effect upon the operation of the facilities of the other Party, the Party desiring to perform said work shall provide the other Party with drawings, plans, specifications and other necessary documentation for review at least ninety (90) days prior to the start of the construction of any such installation, unless the Parties mutually agree to do otherwise. If the Generating Company plans to retire a Unit, the Generating Company shall provide as much advance notice as practical to the Transmission Provider prior to the retirement. In the event of an Unplanned Outage which leads to the retirement of a Unit, the Generating Company shall notify Transmission provider as soon as practicable.

6.10 The Party reviewing any drawings, plans, specifications, or other necessary documentation for review shall promptly review the same and provide any comments to the performing Party no later than sixty (60) days prior to the start of the construction of any installation, unless the Parties mutually agree to do otherwise. The performing Party shall incorporate all requested modifications to the extent required to maintain Good Utility Practice and in compliance with this Agreement.

6.11    Post-Construction Drawings. Upon reasonable request by the other Party,
        --------------------------
        the Party initiating the work shall provide "as built" drawings, plans and related technical data to the other Party within one-hundred twenty
        (120) days following completion of any modification or construction subject to this Article 6. Approval or review of any document referenced herein shall not relieve the initiating party of its responsibility for the design or construction of any proposed facility, nor shall it subject the other Party to any liability, except with respect to the confidentiality provisions of Article 20.

6.12    Right to Inspection. Each Party shall, at its own expense, have the
        -------------------
        right to inspect or observe all maintenance activities, equipment tests, installation work, construction work, and modification work to the facilities of the other Party that could have a material effect upon the facilities or operations of the first Party.

ARTICLE 7. ACCESS TO FACILITIES

7.1 The Parties hereby agree to provide each other access to facilities, properties, equipment and records as may be necessary and appropriate to enable each Party to maintain its respective facilities, equipment and property in a manner consistent with Good Utility Practice. Such access shall be provided in a manner so as not to unreasonably interfere with the ongoing business operations, rights, and obligations of either Party.

7.2 Without limiting the generality of Section 7.1, except for generators interconnected with the Transmission System prior to January 1, 2001, Transmission Provider shall have access to all of its equipment, systems, and facilities located on Generating Company's property through the easements listed in Exhibit 6 ("Easements"), and Generating Company shall have access to all its equipment, systems and facilities located on Transmission Provider's property through such Easements as follows:

        7.2.1   Land Rights. Each Party shall furnish at no cost to the other
                -----------
                Party any necessary access, easements, licenses, and/or rights of way upon, over, under, and across lands owned or controlled by either Party and/or its affiliated interests for the construction and operation of necessary lines, substations, and other equipment to accomplish interconnection of the Facilities with the Transmission System under this Agreement and shall, at all reasonable times, give the other Party, or its agents, free access to such lines, substations, and equipment. An accessible, protected and satisfactory site selected upon mutual agreement by the Parties and located on the Generating Company's premises shall be provided by and at the Generating Company's expense for installation of metering devices, unless Transmission Provider elects to install meters on poles or other locations controlled by it. Generating Company grants to Transmission Provider at all reasonable times and with reasonable supervision, the right of free ingress and egress to Generating Company's premises for the purpose of installing, testing, reading, inspecting, repairing, operating, altering, or removing any of Transmission Provider's property located on Generating Company's premises or for other purposes necessary to enable Transmission Provider to receive electric energy, suspend the receipt thereof, or determine Generating Company's compliance with this Agreement.

        7.2.2   Third Party Property. If any part of Transmission Provider's
                --------------------
                Interconnection Equipment are to be installed on property owned by other than Generating Company, Generating Company shall, if Transmission Provider is unable to do so without cost to Transmission Provider, procure from the owners thereof any necessary rights of use, licenses, rights of way and easements, in a form reasonably satisfactory to Transmission Provider, for the construction, operation, maintenance and replacement of Transmission Provider Interconnection Equipment upon such property. In the event Generating Company is unable to secure them by condemnation proceedings or other means, Generating Company shall reimburse Transmission Provider for all reasonable and documented costs incurred by Transmission Provider in securing such rights.

7.3 Each Party shall provide the other Party keys, access codes or other access methods necessary to enter the other Party's facilities to exercise rights under this Agreement. Access shall only be granted to Qualified Personnel.

7.4 Neither Party shall make changes to the site topography or accesses, including but not limited to grading or drainage, that could reasonably be expected to have a material adverse effect upon the other Party's facilities or common use drainage or pollution controls systems without the prior written consent of the other Party, such consent not to be unreasonably withheld.

ARTICLE 8. EMERGENCIES

8.1     Obligations. Each Party agrees to comply with NERC and MAIN standards
        -----------
        and any Transmission Provider and Generating Company procedures, as applicable, with respect to emergencies.

8.2 Each Party shall provide prompt oral notice describing the nature and extent of the Emergency or Network Security Condition, the impact on operations, and all corrective action, to the other Party, which may be reasonably anticipated to affect the other Party's equipment, facilities or operations. Either Party may take reasonable and necessary action, both on its own and the other Party's system, equipment, and facilities, to prevent, avoid or mitigate injury, danger, damage or loss to its own equipment and facilities, or human safety or to expedite restoration of service; provided however, that the Party taking such action shall give the other Party prior oral notice, if at all possible, before taking any action on the other Party's system, equipment, or facilities. Such notice provided under this section shall be followed as soon as practicable with written notice.

8.3 In the event of an Emergency or Network Security Condition, each Party shall provide the other with such information, documents, and data necessary for operation of the Transmission System or the Generating Company's Facilities, including, without limitation, such information which is to be supplied to any Governmental Authority, NERC, or MAIN.

8.4 In the event of an Emergency or Network Security Condition, the Party becoming aware of such condition may, in accordance with Good Utility Practice and using its reasonable judgment, take such action as is reasonable and necessary to prevent, avoid, or mitigate injury, danger, and loss. In the event the Generating Company has identified an Emergency involving the Transmission System, the Generating Company shall obtain the consent of Transmission Provider personnel prior to manually performing an switching operations unless, in the Generating Company's reasonable judgment, immediate action is required. In the event the Transmission Provider has identified an Emergency or Network Security Condition involving the Generating Company's Facilities, the Transmission Provider shall obtain the consent of Generating Company personnel prior to manually performing any switching operations unless, in the Transmission Provider's reasonable judgment, immediate action is required.

8.5     Transmission Provider Authority. The Transmission Provider may,
        -------------------------------
        consistent with Good utility Practice, take whatever actions or inactions with regard to the Transmission System the Transmission Provider deems necessary during an Emergency or Network Security Condition in order to: (1) preserve public health and safety; (2) preserve the reliability of the Transmission System; (3) limit or prevent damage; or (4) expedite restoration of service. The Transmission Provider shall use reasonable efforts to minimize the adverse effect of such actions or inactions on the Generating Company's Facilities.

8.6     Generating Company Authority. The Generating Company may, consistent
        ----------------------------
        with Good Utility Practice, take whatever actions or inactions with regard to the its Facilities the Generating Company deems necessary during an Emergency or Network Security Condition in order to: (1) preserve public health and safety; (2) preserve the reliability of the Facilities; (3) limit or prevent damage; and (4) expedite restoration of service. The Generating Company shall use reasonable efforts to minimize the adverse effect of such actions or inactions on the Transmission System.

8.7 Generating Company shall operate its Facilities to mitigate an Emergency when requested by the Transmission Provider. Such operation may call for full or partial interruption of the Interconnection Equipment or redispatch of the Unit or Units either by manual or automatic means. In the event of a full or partial interruption of Generating Company's Interconnection Equipment or redispatch of a Unit or Units to mitigate an Emergency, Transmission Provider shall not be required to compensate or pay redispatch costs to Generating Company. However, redispatch for the purpose of preserving Network Security shall be compensated in accordance with Section 3.6(b).Transmission Provider shall use reasonable efforts in accordance with Good Utility Practice to minimize the effect and length of time of such full or partial interruption or redispatch.

8.8.    Audit Rights. Each Party shall keep and maintain record of actions taken
        ------------
        during an Emergency or Network Security Condition that may reasonably be expected to impact the other Party's facilities and make such records available for third party independent audit upon the request and expense of the Party requesting the audit. Any such request will be made no later than twenty-four (24) months following the action taken.

ARTICLE 9. GENERAL NOTIFICATIONS AND REPORTING

9.1 Unless otherwise provided, any notice required to be given by either Party to the other Party in connection with this Agreement shall be given in writing: (a) personally, (b) by facsimile transmission (if sender thereafter sends such notice to recipient by any of the other methods provided in this Section 9.1), (c) by registered or certified U.S. mail, return receipt requested, postage prepaid, (d) by reputable overnight courier, with acknowledged receipt of delivery, or (e) any other method mutually agreed by the Parties in writing. Notice shall be deemed given on the date of receipt personally. Notice sent by facsimile shall be deemed given on the date the transmission is confirmed by sender's facsimile machine, so long as the facsimile is sent on a business day during normal business hours of the recipient. Otherwise, the notice shall be deemed given on the next succeeding business day. Notice provided by mail or overnight courier shall be deemed given at the date of acceptance or refusal of acceptance shown on such receipt.

9.2 Notice to the Transmission Provider shall be to the Transmission Provider's Site Representative, at the address identified in Exhibit 2. Notice to the Generating Company shall be to the Generating Company's Site Representative, at the address identified in Exhibit 2.

9.3 For routine maintenance and inspection activities that do not require major equipment or system outages and have no material impact on the other Party, the Party performing the same shall provide the other Party with at least twenty-four (24) hours' prior notice, if practicable. For

        Maintenance Outages, the Party performing the same shall provide the other Party with not less than twenty-four (24) hours' prior notice, if practicable.

9.4 Transmission Provider shall provide reasonable advance notice to Generating Company, which notice shall identify the purpose of the visit, prior to entering the Facilities and shall notify Generating Company when on its premises and upon leaving. Generating Company shall provide reasonable advance notice to Transmission Provider, which notice shall identify the purpose of the visit, prior to entering Transmission Provider's facilities and shall notify Transmission Provider when on its premises and upon leaving.

9.5 Generating Company shall provide modeling data as required by NERC, MAIN, or any other reliability organization. A copy of such reports shall be available to Transmission Provider for review.

9.6 Each Party shall provide prompt verbal notice to the other Party of any system alarm that applies to the other Party's equipment, unless the system alarm is automatically sent to the other Party.

9.7 Each Party shall provide a report or a copy of the data from a system events recorder or digital fault recorder that applies to the other Party's equipment.

9.8 Each Party agrees to immediately notify the other Party verbally, and then in writing, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Agreement.

ARTICLE 10. SAFETY

10.1 Each Party agrees that all work performed by either Party that may reasonably be expected to affect the other Party shall be performed in accordance with Good Utility Practice and all applicable laws, regulations, safety standards, practices and procedures and other requirements pertaining to the safety of persons or property, (including, but not limited to those of the Occupational Safety and Health Administration, the National Electrical Safety Code and those developed or accepted by Transmission Provider for use on its system) and Good Utility Practice when entering or working in the other Party's property or facilities or switching area. A Party performing work within the boundaries of the other Party's facilities must abide by the safety rules applicable to the site.

10.2 Each Party shall be solely responsible for the safety and supervision of its own employees, agents, representatives, and subcontractors.

10.3 Transmission Provider shall immediately report any injuries that occur while working on the Generating Company's property or facilities or switching area to appropriate agencies and the Generating Company's Site

        Representative. Generating Company shall immediately report any injuries that occur while working on the Transmission Provider's property or facilities or switching area to appropriate agencies and the Transmission Provider's Site Representative. Each Party will provide the other with its clearing/tagging/lockout procedures. For clearances requested or initiated by the Generating Company on the Generating Company's equipment that utilizes the Transmission Provider's equipment as an isolation device, Generating Company procedures shall govern. For clearances requested or initiated by the Transmission Provider on the Transmission Provider's equipment that utilizes the Generating Company's equipment as an isolation device, Transmission Provider procedures shall govern.

ARTICLE 11. ENVIRONMENTAL COMPLIANCE AND PROCEDURES

11. Each Party shall notify the other Party, verbally, immediately upon discovery of any Release of any hazardous substance by it on the property or facilities of the other Party, or which may migrate to, or adversely impact the property, facilities or operations of, the other Party, and shall promptly furnish to the other Party copies of any reports filed with any governmental agencies addressing such events. Such verbal notification shall be followed by written notification within twenty-four (24) hours. The Party responsible for the Release of any hazardous substance on the property or facilities of the other Party, or which may migrate to, or adversely impact the property, facilities or operations of, the other Party shall be responsible for the reasonable cost of performing any and all remediation or abatement activity and submitting all reports or filings required by environmental laws. Advance written notification (except in emergency situations, in which verbal, followed by written notification, shall be provided as soon as practicable) shall be provided by any Party performing any remediation or abatement activity on the property or facilities of the other Party, or which may adversely impact the property, facilities, or operations of, the other Party. Except in emergency situations, such remediation or abatement activity shall be performed only with the consent of the Party owning the affected property or facilities. The Parties agree to coordinate, to the extent necessary, the preparation of site plans, reports or filings required by law or regulation, including but not limited to Spill Prevention, Control and Countermeasures (SPCC) and Stormwater Pollution Prevention Plans (SWPP) required by any regulatory agency of competent jurisdiction.

ARTICLE 12. BILLINGS AND PAYMENT

12.1 Any invoices for reimbursable services provided to the other Party under this Agreement during the preceding month shall be prepared within a reasonable time after the first day of each month. Each invoice shall delineate the month in which services were provided, shall fully describe the services rendered and shall be itemized to reflect the services performed or provided. The invoice shall be paid within sixty

        (60) days of the invoice date. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank named by the Party being paid, provided that payments expressly required by this Agreement to be mailed shall be mailed in accordance with Section 12.2.

12.2 Any payments required to be made by Generating Company under this Agreement shall be made to Transmission Provider at the following address:

               American Transmission Company LLC
               [address]
               Fax:
               Attention:

        Any payments required to be made by Transmission Provider under this Agreement shall be made to Generating Company at the following address:

               [Generating Company]
               [address]
               Fax:
               Attention:

12.3 The rate of interest on any amount not paid when due shall be equal to the Interest Rate in effect at the time such amount became due. Interest on delinquent amounts shall be calculated from the due date of the bill to the date of the payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party. Nothing contained in this Article is intended to limit either Party's remedies under Article 21 of this Agreement.

12.4 Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

12.5 If all or part of any bill is disputed by a Party, that Party shall promptly pay the amount that is not disputed and provide the other Party a reasonably detailed written explanation of the basis for the Dispute pursuant to Article 26. The disputed amount shall be paid into an independent escrow account pending resolution of the Dispute, at which time the prevailing Party shall be entitled to receive the disputed amount, as finally determined to be payable, along with interest accrued at the Interest Rate through the date on which payment is made, within ten (10) business days of such resolution.

12.6 Subject to the confidentiality provisions of Article 20, within two (2) years following a calendar year, during normal business hours, Generating Company and Transmission Provider shall have the right to audit each other's accounts and records pertaining to transactions under this Agreement that occurred during such calendar year at the offices where such accounts and records are maintained; provided that the audit shall be limited to those portions of such accounts and records that reasonably relate to the services provided to the other Party under this Agreement for said calendar year. The Party being audited shall be entitled to review the audit report and any supporting materials. To the extent that audited information includes Confidential Information, the auditing Party shall keep all such information confidential pursuant to
        Article 20.

12.7 Neither Party shall be responsible for the other Party's costs of collecting amounts due under this Agreement, including attorney fees and expenses and the expenses of arbitration.

ARTICLE 13. APPLICABLE REGULATIONS AND INTERPRETATION

13.1 Each Party's performance under this Agreement is subject to the condition that all requisite governmental and regulatory approvals for such performance are obtained in form and substance satisfactory to the other Party in its reasonable discretion. Each Party shall exercise Due Diligence and shall act in good faith to secure all appropriate approvals in a timely fashion.

13.2 This Agreement is made subject to present or future state or federal laws, regulations, or orders properly issued by state or federal bodies having jurisdiction. This Agreement shall be interpreted pursuant to the laws of the State of Wisconsin, without regard to any conflicts of law principles, the Federal Power Act, and the regulatory agency or agencies having jurisdiction over the particular matter.

ARTICLE 14. REPRESENTATIONS

14.1    Representations of the Transmission Provider. With respect to Facilities
        --------------------------------------------
        not interconnected to the Transmission System on January 1, 2001,the Transmission Provider represents and warrants to Generating Company as follows:

        14.1.1  Incorporation. Transmission Provider is a limited liability
                -------------
                company duly incorporated, validly existing and in good standing under the laws of Wisconsin, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

        14.1.2  Authority. Transmission Provider has full corporate power and
                ---------
                authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Transmission Provider. The Agreement has been duly and validly executed and delivered by Transmission Provider and, assuming that it is duly and validly executed and delivered by Generating Company, constitutes a legal, valid and binding agreement of Transmission Provider.

        14.1.3  Regulatory Approval. Transmission Provider has obtained, or will
                -------------------
                obtain by the Effective Date, any and all approvals of, and given any notices to, any Governmental Authority that are required for Transmission Provider to execute, deliver, and perform under this Agreement. Transmission Provider shall cooperate with Generating Company to the extent reasonably required by Generating Company to obtain the regulatory approvals referred to in Section 14.2.3.

        14.1.4  Compliance With Law. Transmission Provider represents and
                -------------------
                warrants that it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect Transmission Provider's performance of its obligations under this Agreement. Transmission Provider represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to Transmission Provider's compliance with this Agreement.

14.2    Representations of Generating Company. With respect to Facilities not
        -------------------------------------
        interconnected to the Transmission System on January 1, 2001, Generating Company represents and warrants to the Transmission Provider as follows:

        14.2.1  Incorporation. Generating Company is a corporation duly
                -------------
                incorporated, validly existing and in good standing under the laws of Wisconsin, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

        14.2.2  Authority. Generating Company has full corporate power and
                ---------
                authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Generating Company. The Agreement has been duly and validly executed and delivered by Generating Company and, assuming that it is duly and validly executed and delivered by Transmission Provider, constitutes a legal, valid and binding agreement of Generating Company.

        14.2.3  Regulatory Approval. Generating Company has obtained, or will
                -------------------
                obtain by the Effective Date, any and all approvals of, and given any notices to, any Governmental Authority that are required for Generating Company to execute, deliver and perform under this Agreement. Generating Company shall cooperate with Transmission Provider to the extent reasonably required by Transmission Provider to obtain the regulatory approvals referred to in Section 14.1.3.

        14.2.4  Compliance With Law. Generating Company represents and warrants
                -------------------
                that it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect Generating Company's performance of its obligations under this Agreement. Generating Company represents and warrants that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to Generating Company's compliance with this Agreement.

14.3    Bringdown. On the Effective Date, each Party shall deliver a certificate
        ---------
        dated the Effective Date executed by a duly authorized officer to the effect that, to such officer's Knowledge, each of the representations and warranties made in this Agreement are true and correct in all material respects as though made at and as of the Effective Date.

14.4    Representations of Both Parties. The representations and warranties in
        -------------------------------
        Sections 14.1.4 and 14.2.4 shall continue in full force and effect for the Term of this Agreement.

ARTICLE 15.  FORCE MAJEURE

15.1    General. Except for the obligation to make any payments under this
        -------
        Agreement, neither Party shall be considered to be in default or breach of this Agreement or liable in damages or otherwise responsible to the other Party for any delay in or failure to carry out any of its obligations under this Agreement if, and only to the extent that, the Party is unable to perform or is prevented from performing by an event of Force Majeure. Notwithstanding the foregoing sentence, neither Party may claim Force Majeure for any delay or failure to perform or carry out any provision of this Agreement to the extent that such Party has been negligent or engaged in intentional misconduct and such negligence or intentional misconduct substantially and directly caused that Party's delay or failure to perform or carry out its duties and obligations under this Agreement.

15.2    Force Majeure Defined. The term Force Majeure means those events beyond
        ---------------------
        the reasonable control of and without the fault or negligence of the Party claiming Force Majeure which, through the exercise of Good Utility

        Practice, that Party could not have avoided and which, by exercise of Due Diligence, that Party is unable to overcome. Such events include, but are not limited to, the following, to the extent they conform to the foregoing criteria: labor dispute (including a strike); flood; lightning strikes; earthquake; storm; ice; fire; epidemic; war; invasion; riot; civil disturbance; sabotage or vandalism; explosion; insurrection; military or usurped power; action of any court or Governmental Authority, or any civil or military authority de facto or de jure; act of God or the public enemy; or any other event or cause of a similar nature beyond a Party's reasonable control. Mere economic hardship does not constitute Force Majeure.

15.3    Procedures. A Party unable to carry out an obligation imposed on it by
        ----------
        this Agreement due to Force Majeure must:

        (a) give written notice to the other Party of the occurrence of a Force Majeure event no later than three (3) business days after learning of the occurrence of such an event;

        (b) use Due Diligence to resume performance or the provision of service hereunder as soon as practicable;

        (c) take all commercially reasonable actions to correct or cure the Force Majeure event;

        (d) exercise all reasonable efforts to mitigate or limit damages to the other Party, except that neither party shall be required to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest,; and

        (e) provide prompt written notice to the other Party of the cessation of the adverse effect of the Force Majeure event on its ability to perform its obligations under this Agreement.

ARTICLE 16. LIMITATION OF LIABILITY

16. With respect to claims by and between the Parties under this Agreement, the measure of damages at law or in equity in any action or proceeding shall be limited to direct actual damages only, such direct actual damages shall be the sole and exclusive remedy and all other remedies or damages at law or in equity are waived and neither Party shall be liable in statute, contract, in tort (including negligence), strict liability, warranty or under any other legal theory or otherwise to the other Party, its agents, representatives, and/or assigns, for any special, incidental, punitive, exemplary or consequential loss or damage whatsoever, including, but not limited to, loss of profits or revenue on work not performed, for loss of use of or under-utilization of the other

        Party's facilities, loss of use of revenues, attorneys' fees, litigation costs, or loss of anticipated profits, resulting from either Party's performance or non-performance of an obligation imposed on it by this Agreement, without regard to the cause or causes related thereto, including the negligence of any party. The Parties expressly acknowledge and agree that this limitation shall apply to any claims for indemnification under Article 17 of this Agreement. The provisions of this section shall survive the termination or expiration of this Agreement.

ARTICLE 17. INDEMNIFICATION

17.1    Generating Company's Indemnification. Subject to the provisions of
        ------------------------------------
        Article 16, Generating Company shall indemnify, hold harmless and defend Transmission Provider, and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, affiliates' employees, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to any person or entity, or death of any individual, including Transmission Provider's employees and affiliates' employees, Generating Company's employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by Generating Company or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Generating Company's performance or breach of this Agreement, or the exercise by Generating Company of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Transmission Provider, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Generating Company hereby waives any defense it otherwise might have under applicable workers' compensation laws.

17.2    Transmission Provider's Indemnification. Subject to the provisions of
        ---------------------------------------
        Article 16, Transmission Provider shall indemnify, hold harmless and defend Generating Company, its parent and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property, injury to any entity or person, or death of any individual, including Generating

        Company's employees and affiliates' employees, Transmission Provider's employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by Transmission Provider or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Transmission Provider's performance or breach of this Agreement, or the exercise by Transmission Provider of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Generating Company, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Transmission Provider hereby waives any defense it otherwise might have under applicable workers' compensation laws.

17.3    Indemnification Procedures. Any Party seeking indemnification under this
        --------------------------
        Agreement shall give the other Party notice of such claim as soon as practicable but in any event on or before the thirtieth (30th) day after the Party's actual knowledge of such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed. Each Party's indemnification obligation will survive expiration, cancellation or early termination of this Agreement.

ARTICLE 18. INSURANCE

18.1 The Parties agree to maintain, at their own cost and expense, general and automobile liability, worker's compensation, and other forms of insurance relating to their operations for the life of this Agreement in the manner, and amounts, at a minimum, as set forth below,

        (a) Workers' Compensation Insurance in accordance with all applicable state, federal and maritime law, including Employer's Liability Insurance in the amount of $1,000,000 per accident;

        (b) Commercial General Liability Insurance, including Contractual Liability Coverage for liabilities assumed under this Agreement, and Personal Injury Coverage in the amount of $25,000,000 per occurrence for bodily injury and property damage. The Generating Company's policy shall include Transmission Provider and ATC Management Inc. as additional insureds. Where the Parties agree that it is mutually advantageous, Transmission Provider shall include Generating Company as an additional insured;

        (c) Automobile Liability Insurance for all owned, non-owned, and hired vehicles with bodily injury limits of no less than $5,000,000 per person, $5,000,000 per accident; and property damage limits of no less than $5,000,000 per accident. The Generating Company's policy shall include Transmission Provider and ATC Management, Inc. as additional insureds. Where the Parties agree that it is mutually advantageous, Transmission Provider shall include Generating Company as an additional insured;

        (d) Where a Party has more than $100 million in assets it may, at its option, self insure all or part of the insurances required in this Article; provided, however, the self-insuring Party agrees that all other provisions of this Article, including, but not limited to, waiver of subrogation, waiver of rights of recourse, and additional insured status, which provide or are intended to provide protection for the other Party and its affiliated and associated companies under this Agreement, shall remain enforceable. A Party's election to self-insure shall not impair, limit, or in any manner result in a reduction of rights and/or benefits otherwise available to the other Party and its affiliated and associated companies through formal insurance policies and endorsements as specified in the above parts of this Article. The self-insuring Party agrees that all amounts of self-insurance, retentions and/or deductibles are the responsibility of and shall be borne by the self-insuring Party.

18.2 Within fifteen (15) days of the Effective Date, and each anniversary of the Effective Date, during the term of this Agreement, (including any extensions), each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Agreement. Certificates of insurance shall provide the following information:

        (a)     Name of insurance company, policy number and expiration date;

        (b) The coverage required and the limits on each, including the amount of deductibles or self-insured retentions, which shall be for the account of the Party maintaining such policy;

        (c) A statement indicating that the other Party shall receive at least thirty (30) days prior written notice of cancellation or expiration of a policy, or reduction of liability limits with respect to a policy; and

        (d) A statement identifying and indicating that additional insureds have been named as required by this Agreement.

18.3 At a Party's request, in addition to the foregoing certifications, the other Party shall deliver to the first Party a copy of applicable sections of each insurance policy.

18.4 Each Party shall have the right to inspect the original policies of insurance applicable to this Agreement at the other Party's place of business during regular business hours.

18.5 If any insurance is written on a "claims made" basis, the respective Party shall maintain the coverage for a minimum of seven years after the termination of this Agreement.

18.6 To the extent permitted by the insurer and commercially reasonable, each Party shall obtain waivers of subrogation in favor of the other Party from any insurer providing coverage that is required to be maintained under this Article 12, except for the coverage required under Section 18.1(a). A Party shall not be required to obtain a waiver of subrogation if the other Party is not able to obtain a waiver of subrogation from its insurance carrier.

ARTICLE 19. SEVERAL OBLIGATIONS

19. Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or to impose a trust or partnership duty, obligation or liability or agency relationship on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

ARTICLE 20.  CONFIDENTIALITY

20.1    (a) "Confidential Information" shall mean any confidential, proprietary
             ------------------------
        or trade secret information of a plan, specification, pattern, procedure, design, device, list concept, policy or compilation relating to the present or planned business of a Party, which is designated in good faith as Confidential by the Party supplying the information, whether conveyed orally, electronically, in writing, through inspection or otherwise, except that the real-time in-plant data from Section 3.7, shall be considered Confidential Information without the need for designation. Confidential Information shall include, without limitation, all information relating to a Party's technology, research and development, business affairs, and pricing, and any information supplied by either of the Parties to the other prior to the execution of this Agreement.

        (b) General. Each Party will hold in confidence any and Confidential
            -------
        Information unless (1) compelled to disclose such information by judicial or administrative process or other provisions of law or as otherwise provided for in this Agreement, or (2) to meet obligations imposed by FERC or by a state or other federal entity or by membership in NERC MISO or MAIN (including other Transmission Providers). Information required to be disclosed under (b)(1) or (b)(2) above, does not, by itself, cause any information provided by Generating Company to Transmission Provider to lose its confidentiality. To the extent it is necessary for either Party to release or disclose such information to a third party in order to perform that Party's obligations herein, such Party shall advise said third party of the confidentiality provisions of this Agreement and use its best efforts to require said third party to agree in writing to comply with such provisions. Transmission Provider will develop and file with FERC standards of conduct relating to the sharing of market related Confidential Information with and by Transmission Provider employees.

        (c) Term: During the term of this Agreement, and for a period of three
            ----
        (3) years after the expiration or termination of this Agreement, except as otherwise provided in this Article 20, each Party shall hold in confidence and shall not disclose to any person Confidential Information.

        (d) Standard of Care: Each Party shall use at lease the same standard of
            ----------------
        care to protect Confidential Information it receives as it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination.

20.2    Scope: Confidential Information shall not include information that the
        -----
        receiving Party can demonstrate: (1) is generally available to the public other than as a result of disclosure by the receiving Party (2) was in the lawful possession of the receiving Party on a non-confidential basis prior to receiving it from the disclosing Party; or (3) was supplied to the receiving Party without restriction by a third party, who, to the knowledge of the receiving party, after due inquiry was under no obligation to the disclosing party to keep such information confidential; (4) was independently developed by the receiving party without reference to Confidential Information of the Disclosing Party; (5) is, or becomes, publicly known, through no wrongful act or omission of the receiving Party or breach of this Agreement; or (6) is required, in accordance with Section 20.1(b) of this Agreement, to be disclosed by any federal or state government or agency or is otherwise required to be disclosed by law or subpoena, or is necessary in any legal proceeding establishing rights and obligations under this agreement. Information designated as Confidential Information will no longer be deemed confidential if the Party that designated the information as confidential notifies the other Party that it no longer is confidential.

20.3    Order of Disclosure: If a court or a government agency or entity with
        -------------------
        the right power, and apparent authority to do so requests or requires either Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the other Party with prompt notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. The notifying Party shall have no obligation to oppose or object to any attempt to obtain such production except to the extent requested to do so by the disclosing Party and at the disclosing Party's expense. If either Party desires to object or oppose such production, it must do so at its own expense. The disclosing Party may request a protective order to prevent any confidential information from being made public. Notwithstanding the absence of a protective order or waiver, the Party may disclose such Confidential Information which, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use reasonable effort to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

20.4    Use of Information or Documentation. Each Party may utilize information
        -----------------------------------
        or documentation furnished by the disclosing Party and subject to
        Section 20.1 in any proceeding under Article 26 or in an administrative agency or court of competent jurisdiction addressing any dispute arising under this Agreement, subject to a confidentiality agreement with all participants (including, if applicable, any arbitrator) or a protective order.

20.5    Remedies Regarding Confidentiality. The Parties agree that monetary
        ----------------------------------
        damages by themselves will be inadequate to compensate a Party for the other Party's breach of its obligations under Article 20. Each party accordingly agrees that the other Party is entitled to equitable relief, by way of injunction or otherwise, if it breaches or threatens to breach its obligations under Article 20.

ARTICLE 21. BREACH, DEFAULT, AND REMEDIES

21.1    General. A breach of this Agreement ("Breach") shall occur upon the
        -------
        failure by a Party to perform or observe an material term or condition of this agreement. A default of this Agreement ("Default") shall occur upon the failure of a Party in Breach of this Agreement to cure such Breach in accordance with Section 21.4.

21.2    Events of Breach.  A Breach of this Agreement shall include:
        ----------------
        (a) The failure to pay any amount when due;
        (b) The failure to comply with any material term or condition of this Agreement, including but not limited to any material Breach of a representation, warranty or covenant made in this Agreement;
        (c) A Parties abandonment of its work or the facilities contemplated in this Agreement;
        (d) If a Party: (1) becomes insolvent; (2) files a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; (3) makes a general assignment for the benefit of its creditors; or (4) consents to the appointment of a receiver, trustee or liquidator;
        (e) Assignment of this Agreement in a manner inconsistent with the terms of this Agreement;
        (f) Failure of either Party to provide such access rights, or a Party's attempt to revoke or terminate such access rights, as provided under this Agreement; or
        (g) Failure of either Party to provide information or data to the other Party as required under this Agreement, provided the Party entitled to the information or data under this Agreement requires such information or data to satisfy its obligations under this Agreement.

21.3    Continued Operation. Except as specifically provided in the Agreement,
        -------------------
        in the event of a Breach or Default by either Party, the Parties shall continue to operate and maintain, as applicable, facilities and appurtenances that are reasonably necessary for the Transmission Provider to operate and maintain the Transmission System, or for the Generating Company to operate and maintain the Facilities, in a safe and reliable manner.

21.4    Cure and Default. Upon the occurrence of an event of Breach, the
        ----------------
        non-Breaching Party, when it becomes aware of the Breach, shall give written notice of the Breach to the Breaching Party and to any other person a Party to this Agreement identifies in writing to the other Party in advance. Such notice shall set forth, in reasonable detail, the nature of the Breach, and where known and applicable, the steps necessary to cure such Breach. Upon receiving written notice of the Breach hereunder, the Breaching Party shall have thirty (30) days, to cure such Breach. If the Breach is such that it cannot be cured within thirty (30) days, the Breaching Party will commence in good faith all steps as are reasonable and appropriate to cure the Breach within such thirty (30) day time period and thereafter diligently pursue such action to completion. In the event the Breaching Party fails to cure the Breach, or to commence reasonable and appropriate steps to cure the Breach, within thirty (30) days of becoming aware of the Breach, the Breaching Party will be in Default of the Agreement. In the event of a Default, the non-Defaulting Party has the right to seek to terminate the Agreement or take whatever action at law or equity as may be permitted under this Agreement. Any termination under this Agreement shall not take effect until FERC either authorizes the termination of this Agreement or accepts written notice of its termination.

21.5    Right to Compel Performance. Notwithstanding the foregoing, upon the
        ---------------------------
        occurrence of an event of Default, the non-Defaulting Party shall be entitled to Commence an action to require the Defaulting Party to remedy such Default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof, and exercise such other rights and remedies as it may have in equity or at law.

ARTICLE 22. TERM

22.1    Term. This Agreement shall become effective as of the Effective Date and
        ----
        shall continue in full force and effect until a mutually agreed termination date or as long as any Unit set forth in Exhibit 1 is connected to the Transmission System, unless modified by written agreement of the parties (such period, the "Term").

22.2    Termination on Default. This Agreement may be terminated upon a Party's
        ----------------------
        Default in accordance with the provisions of Article 21.

22.3    Material Adverse Change.
        -----------------------

        (a)In the event of a material change in law or regulation that adversely affects, or may reasonably be expected to adversely affect, either Party's performance under this Agreement, including but not limited to the following:

                (i) this Agreement is not accepted for filing by the FERC without material modification or condition;

                (ii) NERC, MISO or MAIN prevents, in whole or in part, either Party from performing any provision of this Agreement in accordance with its terms; or

                (iii) the FERC, the United States Congress, any state, or any federal or state regulatory agency or commission implements any change in any law, regulation, rule or practice which materially affects or is reasonably expected to materially affect either Party's ability to perform under this Agreement, the Parties will negotiate in good faith any amendment or amendments to the Agreement necessary to adapt the terms of this Agreement to such change in law or regulation, and the Transmission Provider shall file such amendment or amendments with FERC.

        (b)If the Parties are unable to reach agreement on any such amendments, then the Parties shall continue to perform under this Agreement to the maximum extent possible, taking all reasonable steps to mitigate any adverse effect on each other resulting from the Event. If the Parties are unable to reach agreement on any such amendments, Transmission Provider shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 205 of the Federal Power Act and Generating Customer shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 206 of the Federal Power Act. Each Party shall have the right to protest any such filing by the other Party and to participate fully in any proceeding before FERC.

22.4    Regulatory Filing. The Transmission Provider shall file this Agreement
        -----------------
        with FERC as a rate schedule within the meaning of 18 C.F.R. Part 35. Generating Company agrees to reasonably cooperate with the Transmission Provider with respect to such filing and to provide any information, including the rendering of testimony reasonably requested by the Transmission Provider, needed to comply with applicable regulatory requirements.

22.5    Survival. The applicable provisions of this Agreement shall continue in
        --------
        effect after expiration, cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

ARTICLE 23. AMENDMENT

23.1    Section 205 and 206 Rights. Except as provided in Section 23.3 below,
        --------------------------
        and notwithstanding any other provision in this Agreement to the contrary the Parties may unilaterally make application to FERC under
        Section 205 or 206 of the Federal Power Act and/or pursuant to FERC's rules and regulations promulgated thereunder for a change in any rate, term, condition, charge, classification of service, rule or regulation under or related to this Agreement.

23.2    Amendments. Except as provided for in Section 23.1 above, this Agreement
        ----------
        may only be modified, amended, changed or supplemented in writing signed by both Parties.

23.3    Limitation. The Parties agree that neither Party will make a unilateral
        ----------
        filing under Section 205 or 206 with a proposed effective date prior to January 1, 2004, except that parties have the right to make such Section 205 or 206 filings (a) if Transmission Provider is not allowed by FERC, as a result of a change in, or the establishment of, FERC policy, to recover from Transmission Provider's customers the funds necessary to pay redispatch compensation under Section 3.6(b), however, prior to making any such Section 205 filing, Transmission Provider agrees to negotiate in good faith with Generating Company for at least thirty (30) days, the provisions of such Section 205 filing or (b) if either Party is not allowed by FERC, as a result of a change in, or the establishment of, FERC policy, to recover from either Party's customers or third parties, where appropriate, the funds necessary to pay any other costs either Party incurs arising from this Agreement.

ARTICLE 24. ASSIGNMENT/CHANGE IN CORPORATE IDENTITY

24.1    Transmission Provider Assignment Rights. Transmission Provider may not
        ---------------------------------------
        assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Generating Company, which consent shall not be unreasonably withheld; provided however, that Transmission Provider may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Generating Company and may assign this Agreement to any entity(ies) in connection with a merger, consolidation, or reorganization, provided that the surviving entity(ies) or assignee owns the Transmission System, agrees in writing to be bound by all the obligations and duties of Transmission Provider provided for in this Agreement and the assignee's creditworthiness is equal to or higher than that of Transmission Provider.

24.2    Generating Company Assignment Rights. Generating Company may not assign
        ------------------------------------
        this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Transmission Provider, which consent shall not be unreasonably withheld; provided however, that Generating Company may, without the consent of Transmission Provider, and by providing prior reasonable notice under the circumstances to Transmission Provider, assign, transfer, pledge or otherwise dispose of its rights and interests under this Agreement to (a) any person or in connection with an assignment of the Agreement for financing or refinancing purposes, (b) any entity created to operate the Facilities,
        (c) any affiliate of Generating Company, or (d) purchaser of the Facilities. Transmission Provider agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or disposition of rights, so long as Transmission Provider's rights under the Agreement are not altered, amended, diminished or otherwise impaired, and Generator agrees to reimburse Transmission Provider for all reasonable costs incurred in connection with the execution or delivery of such documents.

24.3    Assigning Party to Remain Responsible. Any assignments authorized as
        -------------------------------------
        provided for in this Article will not operate to relieve the Party assigning this Agreement or any of its rights, interests or obligations hereunder of the responsibility of full compliance with the requirements of this Agreement unless (a) the other Party consents, such consent not to be unreasonably withheld, and (b) the assignee agrees in writing to be bound by all of the obligations and duties of the assigning Party provided for in this Agreement.

24.4 This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

ARTICLE 25. SUBCONTRACTORS

25.1 Nothing in this Agreement shall prevent the Parties from utilizing the services of subcontractors as they deem appropriate; provided, however, the parties agree that, where applicable, all said subcontractors shall comply with the terms and conditions of this Agreement.

25.2 Except as provided herein, the creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Agreement and each Party shall be fully responsible to the other Party for the acts and/or omissions of any subcontractor it hires as if no subcontract had been made. Any obligation imposed by this Agreement upon the Parties, where applicable, shall be equally binding upon and shall be construed as having application to any subcontractor.

25.3 No subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.

25.4 The obligations under this Article 25 shall not be limited in any way by any limitation on subcontractor's insurance.

25.5 Each Party shall require its subcontractors to comply with all federal and state laws regarding insurance requirements and shall maintain standard and ordinary insurance coverages.

ARTICLE 26. DISPUTE RESOLUTION

26.1 Any claim or dispute which either Party may have against the other arising out of or relating to this Agreement or the breach, termination or validity thereof (any such claim or dispute, a "Dispute") shall be submitted in writing to the other Party not later than the latter of sixty (60) days after the circumstances that gave rise to the claim or dispute have taken place or sixty (60) days of discovery of such circumstances. The submission of any Dispute shall be made to either the Generating Company's Site Representative or the Transmission Provider's Site Representative, and shall include a concise statement of the question or issue in dispute, together with a statement listing the relevant facts and documentation that support the claim. In the event Transmission Provider's Site Representative and Generating Company's Site Representative are unable in good faith to satisfactorily resolve their disagreement within thirty (30) days from the receipt of notice of the Dispute, either Party may by written notice to the other refer the Dispute to their respective senior management.

26.2 If any Dispute arising hereunder is not resolved within thirty (30) days after notice thereof to the other Party, the Parties shall follow the Dispute Resolution procedures in Exhibit 10 hereto.

ARTICLE 27. MISCELLANEOUS PROVISIONS

27.1 This Agreement shall constitute the entire agreement between the Parties hereto relating to the subject matter hereof. In all other respects, special contracts or superseding rate schedules shall govern Transmission Provider's transmission service to Generating Company.

27.2 No failure or delay on the part of Transmission Provider or Generating Company in exercising any of its rights under this Agreement, no partial exercise by either Party of any of its rights under this Agreement, and no course of dealing between the Parties shall constitute a waiver of the rights of either Party under this Agreement. Any waiver shall be effective only by a written instrument signed by the Party granting such waiver, and such shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

27.3 Nothing in this Agreement, express or implied, is intended to confer on any other person except the Parties hereto any rights, interests, obligations or remedies hereunder.

27.4 The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to effectuate the transactions contemplated hereby. The Parties agree to cooperate and assist each other in acquiring any regulatory approval necessary to effectuate this Agreement.

27.5 The Article and section headings herein are inserted for convenience only and are not to be construed as part of the terms hereof or used in the interpretation of this Agreement.

27.6 In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation.

27.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

27.8 Each Party shall act as an independent contractor with respect to the provision of services hereunder.

27.9 With respect to third-party capacity or output contracts of Generating Companies with Facilities interconnected with the Transmission System prior to January 1, 2001,

        27.9.1 Nothing in this Agreement amends, or otherwise affects any obligations contained in any contract Generating Company has entered into to sell the capacity or output of Units covered by the Agreement;

        27.9.2 Where Generating Company has sold or otherwise committed all or a substantial portion of the capacity or output of a Unit to a third party, the Site Representative for third party shall be identified in Exhibit 2. Site Representatives listed in Exhibit 2 shall be entitled to receive all notifications provided by the Parties to each other. The parties shall explicitly delineate in
                Exhibit 2 any rights and/or obligations pursuant to this Agreement that have been delegated or assigned to the listed third party, including without limitation, any such assignments or delegations pursuant to Sections 2.12, 2.13, 3.2, 3.6, 3.10, 3.13, 3.14, 4.2, 4.3, 4.4 and Article 20. Both Parties shall acknowledge the rights and obligations of any third party delegates or assignees specifically set forth in Exhibit 2.

        27.9.3 To the extent that Generating Company has assigned or delegated to a third party the obligation to provide services to Transmission Provider and the right to seek reimbursement from Transmission Provider in accordance with Section 27.9.2 of this Agreement, Transmission Provider shall reimburse the third party directly.

27.10 Adequacy Obligation. Subject to applicable regulatory approvals, including adherence to least-cost planing requirements and principles, and subject to the oversight and direction of the Midwest Independent Transmission System Operator (or any successor Regional Transmission Organization) where applicable, the ATCLLC shall have a public utility duty to operate, maintain, plan and construct its transmission system so that the system is adequate:

        (a)(i) to support effective competition in energy markets without favoring any market participant;
           (ii)to deliver on a reliable basis the reasonable, projected needs of all loads on the electric distribution systems connected to and dependent upon the ATCLLC's facilities for delivery of reliable, low-cost and competitively-priced electricity to such distribution systems; and
           (iii)to provide needed support to the distribution systems interconnected to the ATCLLC system, where a transmission addition is the least-cost electric solution to an improvement need, including but not limited to, the reliability needs of the distribution systems that are owned by initial investors in the ATCLLC or their members; and

        (b)to receive energy from both existing and new generating facilities connected to and dependent upon ATCLLC's transmission of such energy.

        In meeting these obligations, the ATCLLC shall treat the needs of each electric distribution system interconnected to the ATCLLC's system, the electric loads on each system and interconnected generation facilities, in a nondiscriminatory manner. The costs of additions to the ATCLLC's transmission system to meet this adequacy obligation shall not be directly assigned or charged to a distribution system, to end users or to generation facilities separately, except in circumstances where approved or required by the appropriate regulatory agency.

27.11   Affiliate Status of Parties. For purposes of Articles 16, 17, 18 of this
        ---------------------------
        Agreement, neither Party shall be considered an affiliate of the other.

IN WITNESS WHEREOF, Transmission Provider and Generating Company have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

        [Insert Name of GENERATING COMPANY]


        By:
             -----------------------
        Name:
        Title:

        AMERICAN TRANSMISSION COMPANY LLC


        By:
             -----------------------
        Name:
        Title:

           EXHIBIT 1. IDENTIFICATION OF THE INTERCONNECTION FACILITIES

                                                       Issuance Date:
                                                                      ----------
                                                        Revised Date:
                                                                      ----------

                                 GENERATOR DATA
                               VALLEY POWER PLANT
                               ------------------

=========================================== ================= ==================
                   PARAMETER                      UNIT 1            UNIT 2
------------------------------------------- ----------------- ------------------
MVA                                                      160                160
------------------------------------------- ----------------- ------------------
MW                                                       136                136
------------------------------------------- ----------------- ------------------
PF                                                       0.85               0.85
------------------------------------------- ----------------- ------------------
MVAR                                                    84.29              84.29
------------------------------------------- ----------------- ------------------
VOLTS                                                  13,800             13,800
------------------------------------------- ----------------- ------------------
RPM                                                      3600               3600
------------------------------------------- ----------------- ------------------
Excitation Amps.                                         6694               6694
------------------------------------------- ----------------- ------------------
Excitation Volts                                          375                375
------------------------------------------- ----------------- ------------------
Hydrogen Pressure (psig)                                   30                 30
=========================================== ================= ==================

                                   PLANT DATA
                               VALLEY POWER PLANT
                               ------------------

=========================================== ================= ==================
                   PARAMETER                     UNIT 1            UNIT 2
------------------------------------------- ----------------- ------------------
MAIN Rating (MW)                                          140                140
------------------------------------------- ----------------- ------------------
AGC Capable                                               Yes                Yes
------------------------------------------- ----------------- ------------------
AGC Ramp Rate (MW/min)                                      2                  2
------------------------------------------- ----------------- ------------------
Black Start Capable                                        No                 No
=========================================== ================= ==================

              INTERCONNECTION EQUIPMENT OWNED BY GENERATING COMPANY

GENERATOR PROTECTION DEVICES
     Excitation Transformer Sudden Pressure
     Main Aux Transformer Phase Over Current
     Main Aux Transformer Differential
     Main Aux Transformer Neutral Over Current
     Main Aux Transformer Sudden Pressure
     Main Transformer Neutral Over Current
     Main Transformer Sudden Pressure
     Main Transformer Differential
     Main Transformer V/Hz Over Voltage
     Generator Negative Sequence Over Current
     Generator Differential
     Accidental Energization
     Generator External Fault Back-up
     Stator Ground (Running)
     Voltage Balance
     Loss of Field
     Stator Ground (Starting)
     Under Frequency
     Stator Ground
     Reverse Power
     138 KV Bus Lockout
     Trip Pushbutton

                                [GRAPHIC OMITTED]

                GENERATING COMPANY REAL-TIME DATA TO TRANSMISSION
                                    PROVIDER

Real Power Output (MW), Instantaneous
Real Power Output (MW), Integrated
Reactive Power Output (MVAR), Instantaneous
Reactive Power Output (MVAR), Integrated
Current Output (Amps), Instantaneous
Voltage Output (Volts), Instantaneous

                         EXHIBIT 2. CONTACT INFORMATION

                                                       Issuance Date:
                                                                      ----------
                                                        Revised Date:
                                                                      ----------

A.   GENERATING COMPANY'S SITE REPRESENTATIVES

--------------- ------------- -------------- -------------- --------------------
   FACILITY         TITLE         PHONE           FAX         MAILING ADDRESS
--------------- ------------- -------------- -------------- --------------------
Valley Power     Plant Team    414-221-2426   414-221-3799   1035 W. Canal St.
Plant            Leader                                      Milwaukee, WI 53233
--------------- ------------- -------------- -------------- --------------------

B.   TRANSMISSION PROVIDER'S SITE REPRESENTATIVES

--------------- ------------- -------------- ----------------------------------
     TITLE          PHONE          FAX                 MAILING ADDRESS
--------------- ------------- -------------- ----------------------------------
System Control   262-544-7002  262-544-7099   W237 N1500 Busse Rd
Supr.                                         Waukesha, WI 7099
--------------- ------------- -------------- ----------------------------------

                              EXHIBIT 3. [RESERVED]

              EXHIBIT 4. UNIT SPECIFIC CHARACTERISTICS AND SPECIAL
                              OPERATING PROCEDURES

                                                       Issuance Date:
                                                                      ----------
                                                        Revised Date:
                                                                      ----------

UNIT NAME:     Valley 1

FREQUENCY LIMITS:
The following frequency limits are required to protect the turbine from blading damage:
     No less than 58.8 Hz nor more than 61.2 Hz for 90 minutes
     No less than 58.2 Hz nor more than 61.8 Hz for 10 minutes
     No less than 57.6 Hz nor more than 62.4 Hz for 1 minute

OPERATION PROCEDURES:
     BP-1 Islanded Operation
     BP-2 From Normal or Power Island Operation to Isolated Operation BP-3 Emergency Operating Procedure - Black Plant Outage
     BP-4 Black Plant Startup With Diesel Generator
     EOP-21 Loss of Field
     EOP-22 Failure of Generator 138KV OCB
     EOP-26 System Frequency Decline

GENERATOR REACTIVE CAPABILITY CURVE:
     (See attached G.E. Dwg C258T5-2)

OPERATIONS AND MAINTENANCE SERVICES PROVIDED:
     Services for electric, water, storm drains, and fire protection that were existing on January 1, 2001 will continue to be provided.

                               [GRAPHIC OMITTED]

                                     EOP-21
                             GENERATOR LOSS OF FIELD

1.0  DISCUSSION

  1.1 The purpose of this procedure is to outline the actions that happen when generator field current and voltage decay to less than the required values for the MW load to the generator.

2.0  SYMPTOMS

  2.1  Alarm - loss of excitation.

  2.2  Var meter indicating excessive vars "in".

  2.3  Field voltage decaying or unstable.

  2.4  Field amps decaying or unstable.

3.0  IMMEDIATE ACTION

  3.1  Automatic Action

    3.1.1 Loss of excitation timer starts. If trend is not reversed toward a stable condition in a few seconds, turbine generator will trip out.

    3.1.2 Alarm generator field ACB auto trip-turbine generator will trip.

  3.2  Manual Action

    3.2.1 Use manual adjuster to raise var loading on generator before turbine generator trips out through loss of excitation timer.

4.0  SUBSEQUENT ACTION

  4.1 Correct cause of field fluctuation and return unit to normal operation.

5.0  UNAFFECTED UNIT ACTION

  5.1  None.

                                      EOP22
                         FAILURE OF GENERATOR 138KV OCB

1.0  DISCUSSION

  1.1  For the purpose of this procedure the
       turbine/generator is considered being removed from service under a controlled shutdown and the generator
       138KV OCB fails to open.

2.0  SYMPTOMS

  2.1 Following normal turbine/generator shutdown procedures, the turbine steam inlet valves have been completely closed, generator reverse power has been confirmed, the turbine main steam stop valve has been tripped and confirmed closed, and the generator 138KV OCB has failed to open through action of the generator reverse power relay.

3.0  IMMEDIATE ACTION

  3.1  Automatic Action

    3.1.1  None

    NOTE: If the reverse power relay functions and the generator OCB has failed to open because of a mechanical problem the generator D.C. field breaker will auto trip to the open position through action of the generator reverse power relay.

  3.2  Manual Action

    3.2.1 Attempt to open the generator 138KV OCB by moving the OCB breaker switch to the open position. If the OCB fails to open, immediately move the OCB switch to the closed position, reset the turbine and stabilize the turbine/generator by placing 3-4 MW load on the generator.

    CAUTION: If the generator D.C. field breaker has auto tripped open, generator field will need to be supplied following established procedure.

    3.2.2 Inform the System Control Supervisor of the generator 138KV OCB failure to open and discuss with him the following steps to be taken.

    3.2.3 The Shift Superintendent is to conduct a meeting with all plant personnel that are to preform operations during the following steps to ensure everyone understands the specific sequence of operation.

    3.2.4  Using radio communication, and with all
           operations directed by the Shift
           Superintendent, attempt to manually open the generator 138KV OCB in the switchyard in the following sequence.

           3.2.4.1  The Plant Electrician is stationed
                  in the switchyard at the generator
                  138KV OCB.

           3.2.4.2  The Shift Superintendent directs
                  the Control Operator to completely
                  close the turbine steam inlet
                  valves, confirm that a generator
                  reverse power condition exists and
                  then trip the turbine.

           3.2.4.3  Immediately after the turbine has
                  been tripped, the Shift
                  Superintendent is to direct the
                  Plant Electrician to manually open
                  the generator 138KV OCB.  If the
                  OCB opens, immediately move the
                  generator 138KV OCB switch to the
                  open position and open the
                  generator D.C. field breaker. If
                  the OCB still fails to open,
                  immediately reset the turbine and
                  stabilize by placing 3-4 MW load on
                  the generator.

     CAUTION: The above operations are to be done in a controlled but rapid manner to limit generator motorizing time.

    3.2.5  The Shift Superintendent is to inform
           the System Control Supervisor that all
           attempts to open the generator 138KV OCB have failed and that the 138KV bus section the generator is connected to will need to be isolated.

    NOTE:  For Unit 1, remind the System Control
           Supervisor that bus section 0 must
           remain energized to maintain plant
           auxiliary power through transformer 304.

           The 138KV bus section isolation and
           removal of the turbine/generator from
           service will need to be closely
           coordinated between the Shift
           Superintendent and the System Control
           Supervisor and shall be done in the
           following manner:

           3.2.5.1  For the bus section to be
                    isolated, the System Control
                    Supervisor should open all
                    necessary 138KV breakers
                    except one.  Before the System
                    Control Supervisor has the
                    last 138KV bus section breaker
                    opened the Shift
                    Superintendent is to have the
                    Control Operator completely
                    close the turbine steam inlet
                    valves, confirm that a
                    generator reverse power
                    condition exists, and then
                    trip the turbine.  The Shift
                    Superintendent will then have
                    the System Control Supervisor
                    open the last 138KV bus
                    section breaker and have the
                    Control Operator open the
                    generator D.C. field breaker
                    immediately after the last

                    138KV bus section is opened.

    CAUTION: The above operations are to be done in a controlled but rapid manner to limit generator motorizing time.

4.0  SUBSEQUENT ACTION

    4.1 After the 138KV bus section for the affected unit has been isolated, request the System Control Supervisor to give switching orders to the Plant Electrician to open the generator OCB 138KV disconnects and place a hold off tag for the Shift Superintendent.

    4.2  After step 4.1 is completed, the System Control
         Supervisor will re-energize the isolated 138KV bus section as he deems necessary.

5.0  UNAFFECTED UNIT ACTION

    5.1  None

                                     EOP-26
                            SYSTEM FREQUENCY DECLINE

1.0  DISCUSSION

    1.1 The purpose of this procedure is to outline the actions to take in the event system frequency begins to decline.

2.0  SYMPTOMS

    2.1  Frequency meter or DCS will show
         less than 60Hz.

    2.2 RPM indicator will show less than 3600 rpm. "Speed Deviation Possible Island" alarm will sound at 3590 RPM.

    2.3  Under frequency alarm will sound at approximately 59.5
         Hz).(3570 RPM)

    2.4  Under frequency trip at 57 Hz.  (3420 RPM)

    2.5  Oscillograph and/or switchhouse alarms.

3.0  IMMEDIATE ACTION ISLANDING

    3.1 When 58.3 Hz is reached, System Control will arrange for the necessary switching to island Valley Power
         Plant with load to match generation ability. Be aware that SCC may not be immediately aware that VAPP is islanded.

    3.2 If System Control has not contacted Valley Power Plant at 58.3 Hz, the Control Operator or Supervisor should contact System Control to make islanding arrangements.

    3.3 If the SCC does confirm that the unit is islanded, the plant should take immediate measures to maintain turbine/generator speed as close to 3600 rpm as possible. The plant, working with SCC, should determine if one or both of the units (if both units are on line) is needed to sustain the load. There are two ways to proceed:

         3.3.1 If SCC indicates that the plant can be re-synchronized with the grid in a short time (5-10 minutes), put the unit(s) in "boiler follow mode". Do this by taking the

                Mark V turbine controls to "remote off". This will force the DCS turbine master to manual and the DCS into boiler follow mode. Control turbine speed using the load raise and load lower buttonson the Mark V turbine controls. The boiler master will move the boilers up or down to maintain the throttle pressure setpoint. This will work if the island load is not moving around too much.

         3.3.2 If SCC indicates that the plant will be stuck in an island for and extended period of time, one of the units turbine controls should be put in "isochronous control mode". The other unit (if both are needed) should be put in "boiler follow mode". The non-isochronous mode turbine will be used in a "block loading" fashion to maintain the isochronousmode turbine in a reasonable steam flow range (using the procedure outlined in #1 above). This is analogous to the PRV/FCV relationship on the district heating system.

         3.3.3  Entering Isochronous Control Mode

         3.3.4 Put the Mark V turbine controls into "remote off" (this will in turn put the turbine master to manual). This will put the DCS controls into "boiler follow mode".

         3.3.5 Entering isochronous mode first requires an external permissive to be set through DCS. (to prevent accidentally entering isoch mode). Do this by enabling the isochronous mode permissive from DCS as follows: Display the GE MKV TURB CTL graphic (select from the master menu). Select the ISOCHRONOUS CONTROL button on that display. This will bring up a subwindow. Select P7 on the keyboard to enable isochronous mode from DCS.

         3.3.6 From the Mark V unit control graphic, adjust the turbine speed to get back to 3600 rpm using the load raise and load lower buttons.

         3.3.7 Display the Isochronous control graphic on the Mark V. Ensure that the "isoch permissive" from DCS is "MET" (lower left corner of the graphic). Then select the ISOCHRONOUS IN button and then select EXECUTE to enter isochronous control mode.

         3.3.8  If both units are on line, ramp load up and down (using


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                the Mark V load raise and load lower buttons) to
                maintain the unit load on the isochronous control turbine within the capabilities of the boilers.

4.0  PRECAUTIONS AND LIMITATIONS

    4.1  Generator Frequency Limitations

         4.1.1  58.8 HZ (3528 RPM) 90 minute Maximum
                58.2 HZ (3492 RPM) 10 minute Maximum
                57.6 HZ (3456 RPM)  1 minute Maximum

5.0  GENERATOR CURRENT LIMITS

    5.1  At speeds below normal the following table is to be used as a guide.

         GENERATOR CURRENT LIMITS AT REDUCED SPEEDS

                   (Stator Amp. / Rotor Amp.)
         Speed        Generator Hydrogen Pressure

          RPM/Hz     30 psig       15psig         0.5 psig

        3600/60.0    6694A/768A    6158A/725A 4686A/610A

        3594/59.9    6672A/765A    6137A/723A 4670A/608A

        3588/59.8    6649A/763A    6117A/720A 4655A/606A

        3582/59.7    3327A/760A    6097A/718A 4639A/604A

        3576/59.6    6605A/758A    6076A/715A 4624A/602A

        3570/59.5    6583A/755A    6056A/713A 4608A/600A

        3564/59.4    6561A/753A    6035A/711A 4593A/598A

        3558/59.3    6539A/750A    6015A/708A 4577A/596A

        3552/59.2    6517A/748A    5995A/706A 4562A/594A

        3546/59.1    6495A/745A    5975A/703A 4546A/592A

        3540/59.0    6473A/743A    5954A/701A 4531A/590A

        3534/58.9    6451A/740A    5934A/699A 4516A/588A

        3528/58.8    6429A/738A    5914A/696A 4500A/586A

        3522/58.7    6407A/735A    5894A/694A 4485A/584A

        3516/58.6    6385A/733A    5874A/692A 4470A/582A

        3510/58.5    6363A/730A    5854A/689A 4455A/580A

        3504/58.4    6342A/728A    5834A/687A 4439A/578A

        3498/58.3    6320A/725A    5814A/684A 4424A/576A

        3492/58.2    6298A/723A    5794A/682A 4409A/574A

        3486/58.1    6277A/720A    5774A/680A 4394A/572A

        3480/58.0    6255A/718A    5754A/677A 4379A/570A

6.0  RETURNING FROM AN ISLAND


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    6.1  Good communication with System Control is essential when returning from an island situation.

    6.2 Ensure that both units are off Isochronous control before coming off an island.


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                              EXHIBIT 5. [RESERVED]





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                              EXHIBIT 6. EASEMENTS


     NOT APPLICABLE FOR GENERATORS INTERCONNECTED PRIOR TO JANUARY 1, 2001.





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                       EXHIBIT 7. REQUIRED SYSTEM UPGRADES

     NOT APPLICABLE FOR GENERATORS INTERCONNECTED PRIOR TO JANUARY 1, 2001.





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                       EXHIBIT 8. OPTIONAL SYSTEM UPGRADES

     NOT APPLICABLE FOR GENERATORS INTERCONNECTED PRIOR TO JANUARY 1, 2001.





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                           EXHIBIT 9. METERING POINTS

        (a) Meters shall meet or exceed the latest version of American National Standard Institute (ANSI) C12.20 (Electricity Meters
                0.2 and 0.5 accuracy class).

        (b) Current transformers used for metering shall meet or exceed an accuracy class of three tenths of one percent (0.3%). Connected burdens shall not exceed the burden rating of any current transformer. Instrument Transformers shall comply with applicable ANSI Standards including: C57.13-IEEE Standard Requirements for Instrument Transformers; C12.11 - Instrument Transformers for Revenue Metering 10kv through 350 kv BIL. Manufacturer shall include accuracy and burden class information on the nameplate of each device.

        (c) Voltage transformers used for metering shall meet or exceed an accuracy class of three tenths of one percent (0.3%). Connected burdens shall not exceed the burden rating of any voltage transformer. Instrument Transformers shall comply with applicable ANSI Standards including: C57.13-IEEE Standard Requirements for Instrument Transformers; C12.11 - Instrument Transformers for Revenue Metering 10kv BIL through 350 KV BIL; C93.1 - Power Line Carrier Coupling Capacitors and Coupling Capacitor Voltage Transformers (CCVT). Manufacturer shall include accuracy and burden class information on the nameplate of each device.


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                    EXHIBIT 10. DISPUTE RESOLUTION PROCEDURES

        SECTION 4.1 When Required.
                    -------------
Any dispute subject to this Exhibit that has not been resolved through the informal or mediation procedures specified herein shall be resolved by arbitration in accordance with the procedures specified herein; provided, however, that unless all parties agree to arbitrate, (a) any dispute subject to the jurisdiction of any regulatory authority shall only be heard by such regulatory authority, and (b) any dispute wherein one party seeks an injunction or other equitable relief shall be heard only by a court having jurisdiction over the matter.

        SECTION 4.2 Initiation.
                    ----------
        (a) A party to a dispute that wishes to commence arbitration proceedings shall send a written demand for arbitration to an officer or managing or general agent (or other agent authorized by appointment or law to receive service of process) of the other parties to the dispute. The demand for arbitration shall state each claim for which arbitration is being demanded, the relief being sought, a brief summary of the grounds for such relief, and the basis for the claim, and shall identify all other parties to the dispute.

        (b) Any party receiving such notice may, if the proviso in Section 4.1 is applicable, notify the parties to the dispute within 14 days of receiving the demand for arbitration, that it intends to have the matter heard by a regulatory or judicial authority and shall thereafter have a further 60 days in which to make the necessary filing to commence proceedings at such regulatory or judicial authority. If the filing necessary to commence proceedings before such regulatory or judicial authority is not made within the foregoing 60-day period, then the party seeking to invoke jurisdiction of a regulatory authority shall be deemed to have consented to arbitration, and the dispute shall revert to arbitration.

        SECTION 4.3 Selection of Arbitrator.
                    -----------------------
The parties agree that arbitration initiated under this Agreement shall be conducted (i) for members of ATC LLC under the Provisions of the ATC LLC Operating Agreement o (ii) for nonmembers of ATC LLC before a single neutral arbitrator appointed by the parties. If the parties under ss. (ii) are unable to agree on an arbitrator, such arbitrator shall be appointed from a panel of knowledgeable arbitrators provided to the parties by the American Arbitration Association. The selection of the arbitrator and the arbitration process shall then proceed according to the Commercial Dispute Rules of the American Arbitration Association.

        SECTION 4.4 Procedures.
                    ----------
The parties shall compile and make available to the arbitrator and the parties standard procedures for the arbitration of disputes, either from the standard procedures of the ATCLLC Operating Agreement or from the American Arbitration


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Association, as mutually agreed by the Parties, or as the arbitrator deem appropriate. Upon selection of the arbitrator, arbitration shall go forward in accordance with applicable procedures.

        SECTION 4.5 Summary Disposition and Interim Measures.
                    ----------------------------------------
        (a) The procedures for arbitration of a dispute shall provide a means for summary disposition of a demand for arbitration, or response to a demand for arbitration, that in the reasoned opinion of the arbitrator does not have a good faith basis either in law or fact. If the arbitrator determines that a demand for arbitration, or response to a demand for arbitration, does not have a good faith basis either in law or fact, the arbitrator shall have discretion to award the costs of the time, expenses, and other charges of the arbitrator to the prevailing party.

        (b) The procedures for the arbitration of a dispute shall provide a means for summary disposition without discovery if there is no dispute as to any material fact, or with such limited discovery as the arbitrator shall determine is reasonably likely to lead to the prompt resolution of any disputed issues of material fact.

        (c) The procedures for arbitration of a dispute shall permit any party to a dispute to request the arbitrator to render a written interim decision requiring that any action or decision that is the subject of a dispute not be put into effect, or imposing such other interim measures as the arbitrator deem necessary or appropriate,appropriate,. The arbitrator may grant or deny, in whole or in part, a request for such a written interim decision. The Parties' shall be bound by any such written decision pending the outcome of the arbitration proceeding.

        SECTION 4.6 Discovery of Facts.
                    ------------------
        (a) The arbitration procedures for the resolution of a dispute shall include adequate provision for the discovery of relevant facts, including the taking of testimony under oath, production of documents and things, and inspection of land and tangible items. The nature and extent of such discovery shall be determined as provided herein and shall take into account (i) the complexity of the dispute, (ii) the extent to which facts are disputed, and
(iii) the amount of money in controversy.

        (b) The arbitrator shall be responsible for establishing the timing, amount, and means of discovery, and for resolving discovery and other pre-hearing disputes. If a dispute involves contested issues of fact, promptly after the selection of the arbitrator, the arbitrator shall convene a meeting of the parties for the purpose of establishing a schedule and plan of discovery and other pre-hearing actions.

        SECTION 4.7 Evidentiary Hearing.
                    -------------------
The procedures established by the arbitrator shall provide for an evidentiary hearing, with provision for the cross-examination of witnesses, unless all parties consent to the resolution of the matter on the basis of a written record. The forms and methods for taking evidence shall be as agreed by the


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parties, or if the parties cannot agree, as established by the arbitrator. The arbitrator may require such written or other submissions from the parties as shall be deemed appropriate, including submission of the direct testimony of witnesses in written form. The arbitrator may exclude any evidence that is irrelevant, immaterial, or unduly repetitious, and, except to the extent hereinafter otherwise provided, shall exclude any material which is covered by the attorney-client privilege, the accountant-client privilege, other evidentiary privileges, or the attorney-work product doctrine. Any party or parties may arrange for the preparation of a record of the hearing and, except to the extent otherwise provided, shall pay the costs thereof. Such party or parties shall have no obligation to provide, or to agree to the provision of, a copy of the record of the hearing to any party that does not pay a proportionate share of the cost of the record. At the request of any party, the arbitrator shall determine a fair and equitable allocation of the cost of the preparation of a record between or among the parties to the proceeding who are willing to share such costs.

        SECTION 4.8 Confidentiality.
                    ---------------
        (a) Any information requested from another party in the course of an arbitration proceeding, and not otherwise available to the receiving party, including any such information contained in documents or other means of recording information created during the course of the proceeding, may be designated "Confidential" by the producing party to the extent that such information is of a proprietary nature. The party designating documents or other information as "Confidential" shall have 20 days from the request for such material to submit a request to the arbitrator to establish such requirements for the protection of such documents or other information designated as "Confidential" as may be reasonable and necessary to protect the confidentiality and commercial value of such information and the rights of the parties. Prior to the decision of the arbitrator on a request for confidential treatment, documents or other information designated as "Confidential" need not be produced. "Confidential" information shall not be used by the arbitrator, or anyone working for or on behalf of any of the foregoing, for any purpose other than the arbitration proceeding, and shall not be disclosed in any form to any Person not involved in the arbitration proceeding without the prior written consent of the party producing the information, or as permitted by the arbitrator or as required by law.

        (b) Any Person receiving a request or demand for disclosure, whether by compulsory process, discovery request, or otherwise, of documents or information obtained in the course of an arbitration proceeding that have been designated "Confidential" and that are subject to a non-disclosure requirement under this Exhibit, or that are subject to a decision of the arbitrator, shall immediately inform the Person from which the information was obtained, and shall take all reasonable steps to afford the Person from which the information was obtained an opportunity to protect the information from disclosure. Any person disclosing information in violation of this Exhibit or requirements established by the arbitrator shall be deemed to waive any right to introduce or otherwise use such


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information in any judicial, regulatory, or other legal or dispute resolution proceeding, including the proceeding in which the information was obtained.

        (c) Nothing in this Exhibit shall preclude any Person from using documents or information properly and previously obtained outside of an arbitration proceeding, or otherwise public, for any legitimate purpose, notwithstanding that the information was also obtained in the course of the arbitration proceeding.

        SECTION 4.9 Timetable.
                    ----------
Promptly after the selection of the arbitrator, the arbitrator shall set a date for resolution of the dispute, which shall be not later than eight months (or such earlier date as may be agreed to by the parties) from the date of the selection of the arbitrator, with other dates, including the dates for an evidentiary hearing, or other final submissions of evidence, set in light of this date. The date for the evidentiary hearing, or other final submission of evidence, shall not be changed absent extraordinary circumstances. The arbitrator shall have the power to impose sanctions for dilatory tactics or undue delay in completing the arbitration proceedings.

        SECTION 4.10 Decisions.
                     ----------
The arbitrator shall issue either an oral decision that is transcribed or a written decision, which may, at the arbitrator's discretion, include findings of fact. The arbitration decision shall be based on the evidence in the record; the relevant agreements between the parties and applicable federal and state legal standards, including the FPA and any applicable state and FERC regulations and decisions and, (iv) relevant decisions in previous arbitration proceedings under this Agreement. All decisions of the arbitrator shall be shall be subject to any applicable confidentiality provisions, and shall be made available on request, to the parties and to federal and state regulatory authorities. Any arbitration decision that affects matters subject to the jurisdiction of the FERC under section 205 or section 206 of the FPA shall be filed with the FERC and any arbitration decision that affect matters subject to the jurisdiction of a state authority shall be filed with that authority.

        SECTION 4.11  Costs.
                      ------
Unless the arbitrator shall decide otherwise, the costs of the time, expenses, and other charges of the arbitrator shall be borne by the parties to the dispute, with each side on an arbitrated issue bearing one-half of such costs, and each party to an arbitration proceeding shall bear its own costs and fees. The arbitrator may require all of the costs of the time, expenses, and other charges of the arbitrator, plus all or a portion of the costs of arbitration, attorneys' fees, and the costs of mediation, if any, to be paid by any party that substantially loses on an issue determined by the arbitrator to have been raised without a substantial basis.

        SECTION 4.12  Enforcement.
                      -----------
The decision of the arbitrator shall be final, binding and not appealable, except to the extent reviewable by FERC (as permitted or required by law) or as provided in Chapter 788 of the Wisconsin Statutes. Any party may petition any


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state or federal court having jurisdiction to enter judgment upon the arbitration award.

        SECTION 4.13  Regulatory Jurisdiction.
                      -----------------------
If a party fails to invoke regulatory jurisdiction of a dispute involving matters subject to FERC or state regulatory jurisdiction within 60 days in accordance with Section 4.2 of this Exhibit, the party shall be deemed to have waived its right to invoke such jurisdiction; provided, however, that this waiver only applies to the party and does not affect any right that the FERC or state regulatory authority may have to act on its own. If such party nonetheless invokes FERC or applicable state regulatory jurisdiction following the arbitration proceedings provided for herein, that party shall be responsible for all attorneys' fees incurred by other parties to the dispute and the Company, whether or not the FERC or state regulatory authority concludes that such party has waived its right to invoke FERC or state regulatory jurisdiction.

        (i) Provide such oversight and supervision of the dispute resolution processes and procedures instituted pursuant to this Exhibit as may be appropriate to facilitate the prompt, efficient, fair, and equitable resolution of disputes.


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